UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	Filed by a P art y ot h er than the Registrant

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Preliminary Proxy Statement

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12
YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 7, 2023

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2023 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Thursday, May 18, 2023, at 9:00 a.m., central time, in the YUM! Brands Center of Restaurant Excellence at 7100 Corporate Drive in Plano, Texas.

We intend to hold our annual meeting in person. However, we continue to monitor the situation regarding COVID-19 closely, taking into account guidance from the Centers for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be required to be postponed or held solely by webcast in the event we or governmental officials determine that it is not advisable to hold an in-person meeting. In the event the annual meeting is postponed or held solely by webcast, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the Investor Relations section of our website and filed with the U.S. Securities and Exchange Commission as additional proxy material.

YUM! Brands, Inc, 1441 Gardiner Lane Louisville Kentucky 40213

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting prior to the meeting are contained on the notice or proxy card.

If you plan to attend the meeting in person, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 20, 2023, as well as valid picture identification. Whether or not you plan to attend, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David Gibbs Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 18, 2023—this notice and the proxy statement are available at https://investors.yum.com/governance/governance-documents. The Annual Report on Form 10-K is available at https://investors.yum.com/financial-information/annual-reports/.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Thursday, May 18, 2023 9:00 a.m.

YUM! Brands Center of Restaurant Excellence, 7100 Corporate Drive, Plano, Texas 75024.

Items of Business:

(1)	To elect ten (10) directors to serve until the 2024 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023.

(3)	To consider and hold an advisory vote on executive compensation.

(4)	To consider and hold an advisory vote on the frequency of votes on executive compensation.

(5)	To consider and vote on five (5) shareholder proposals, if properly presented at the meeting.

(6)	To transact such other business as may properly come before the meeting.

Who Can Vote?:

You can vote if you were a shareholder of record as of the close of business on March 20, 2023.

Annual Report:

A copy of our 2022 Annual Report on Form 10-K is included with this proxy statement.

Website:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at https://investors.yum.com/financial-information/annual-reports/.

Date of Mailing:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 7, 2023.

By Order of the Board of Directors

Scott A. Catlett

Chief Legal & Franchise Officer & Corporate Secretary

Your Vote is Important

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 7, 2023, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

i

PROXY STATEMENT

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 18, 2023

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Time), on Thursday, May 18, 2023, at the YUM! Brands Center of Restaurant Excellence at 7100 Corporate Drive in Plano, Texas.

We intend to hold our annual meeting in person. However, we continue to monitor the situation regarding COVID-19 closely, taking into account guidance from the Centers for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be required to be postponed or held solely by webcast in the event we or governmental officials determine that it is not advisable to hold an in-person meeting. In the event the annual meeting is postponed or held solely by webcast, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the Investor Relations section of our website and filed with the U.S. Securities and Exchange Commission as additional proxy material.

This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

The Board has made these materials available to you over the internet or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Thursday, May 18, 2023 at 9:00 a.m. Central Time, at 7100 Corporate Drive, Plano, Texas. This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 7, 2023, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 20, 2023, or their duly appointed proxies.

What do I need to bring to attend the Annual Meeting In-Person?

You will need valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting in person, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket in order to vote at the meeting. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that cellular and smart phones/devices, computers, cameras, sound or video recording equipment, and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room. Seating is limited and admission is on a first-come, first-served basis. Seating may be further limited if necessary to comply with applicable COVID-19 safety guidelines.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Questions will be answered as time allows.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 20, 2023. Each share of YUM common stock is entitled to one vote. As of March 20, 2023, YUM had approximately 280 million shares of common stock outstanding.

What am I voting on?

You will be voting on the following nine(9) items of business at the Annual Meeting:

∎	The election of ten (10) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

∎	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023;

∎	An advisory vote on executive compensation;

∎	An advisory vote on the frequency of votes on executive compensation; and

∎	Five(5) shareholder proposals.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

∎	FOR each of the nominees named in this proxy statement for election to the Board;

∎	FOR the ratification of the selection of KPMG LLP as our independent auditors;

∎	FOR the proposal regarding an advisory vote on executive compensation;

∎	ONE YEAR as the frequency for holding of advisory votes on executive compensation; and

∎	AGAINST the shareholder proposals.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

∎	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

∎	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

∎	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the direct stock purchase and dividend reinvestment plan (ComputerShare CIP), as a registered shareholder, you will receive all proxy materials and may vote your shares according to the procedures outlined herein.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on May 17, 2023. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Time, on May 16, 2023.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Also, if you hold your shares in the name of a bank or broker, your ability to vote by the Internet or telephone depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers Internet and telephone voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares through the Internet at Broadridge’s voting website (www.proxyvote.com) or telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank. Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Time, on May 17, 2023.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

∎	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

∎	Voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 17, 2023;

∎	Giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

∎	Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of Computershare, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

∎	FOR the election of the ten (10) nominees for director named in this proxy statement (Item 1);

∎	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2023 (Item 2);

∎	FOR the proposal regarding an advisory vote on executive compensation (Item 3);

∎	ONE YEAR for the proposal regarding the frequency for holding of advisory votes on executive compensation (Item 4); and

∎	AGAINST the shareholder proposals (Items 5-9).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, Inc., which may be reached at 1 (888) 439-4986 and internationally at 1 (781) 575-2879.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2023 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 20, 2023, must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

In order to be approved, the ratification of the selection of KPMG LLP as our independent auditor, the approval of the advisory vote on executive compensation and the approval of the shareholder proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals. With respect to the advisory vote on the frequency of advisory votes on executive compensation, you may vote “ONE YEAR”, “TWO YEARS” or “THREE YEARS”, or you may abstain from voting. The frequency of the advisory vote on executive compensation receiving the greatest number of votes — “ONE YEAR”, “TWO YEARS” OR “THREE YEARS” — will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore not affect the outcome of this proposal.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

GOVERNANCE OF THE COMPANY

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Global Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, please visit, https://investors.yum.com/governance/governance-documents/.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 10 directors whose terms expire at this Annual Meeting. Our directors are elected annually. The average director tenure is 7 years, with our longest- and shortest-tenured directors having served for 17 years (Mr. Nelson) and for 3 years (Mr. Barr and Ms. Young-Scrivner), respectively.

As discussed in more detail later in this section, the Board has determined that 9 of the 10 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”). The director tenure of the 10 individuals standing for election is reflected in the following chart:

How often did the Board meet in 2022?

The Board of Directors met 5 times during 2022. Each of the directors who served in 2022 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Directors’ policy is that all directors should attend the Annual Meeting and all persons then serving as directors attended the 2022 Annual Meeting.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee

GOVERNANCE OF THE COMPANY

determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each member of the Nominating and Governance Committee will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

The Company’s strategic vision is grounded in our “Recipe for Good Growth.” Our Recipe for Good Growth focuses on four growth drivers intended to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world. The Company remains focused on building the world’s most loved, trusted and fastest growing restaurant brands by:

∎	Growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success;

∎	Developing Unmatched Operating Capability, by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences;

∎	Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion; and

∎	Achieving Bold Restaurant Development by driving market and franchise expansion with strong economics and value.

We look for director candidates who have the skills and experience necessary to help us achieve success with respect to the four growth drivers and the Company’s implementation of its “Recipe for Good Growth,” including our continued focus on our People, Food and Planet strategy. As a result, the skills that our directors possess are thoroughly considered to ensure that they align with the Company’s goals.

The following table describes key characteristics of the Company’s “Recipe for Good Growth” and indicates how the skills our Board collectively possesses positively impacts the growth drivers:

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Our “Recipe for Good Growth” also provides a roadmap for social responsibility, risk management and sustainable stewardship of People, Food and Planet. This allows us to elevate the importance of people and continue building an equitable and inclusive culture that, in turn, helps us better serve our customers and the communities where we operate. Guided by this Recipe, we will strive to unlock potential in people and communities, grow sustainably and continue to serve delicious food that people trust.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow in this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. In addition to the information provided in the director biographies, our director nominees’ qualifications, experiences and skills are summarized in the following matrix. This matrix is intended to provide a summary of our directors’ qualifications and should not be considered to be a complete list of each nominee’s strengths and contributions to the Board.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 90.

GOVERNANCE OF THE COMPANY

Director Biographies

Paget L. Alves | Director Since 2016

Background

Paget L. Alves served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group beginning in 2009. Mr. Alves currently serves on the boards of directors of Assurant, Inc. and Synchrony Financial. He is also Chairman of the Board of Sorenson Communications, LLC and serves as a member of the Board of Managers of Ariel Alternatives. Mr. Alves has previously served as a Director of International Game Technology PLC.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating, finance and management experience, including as Chief Sales  Officer of a wireless and wireline communications company

∎   Global sales experience

∎   Public company directorship and committee experience

Other Public Companies ∎ Assurant, Inc. ∎ Synchrony Financial Committees ∎ Audit, Chair

Keith Barr | Director Since 2020

Background

Keith Barr is the Chief Executive Officer of InterContinental Hotels Group plc (IHG), a predominately franchised, global organization that includes brands such as InterContinental Hotels & Resorts, Holiday Inn Family and Crowne Plaza Hotels & Resorts. He has served in this role since July 2017. He served as Chief Commercial Officer of IHG from 2013 to July 2017 and prior to that, as Chief Executive Officer of IHG’s Greater China business. Prior to this position, Mr. Barr served IHG in a number of senior positions in IHG’s Americas and Asia, Middle East and Africa (AMEA) regions.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chief Executive Officer of  a franchised, global company

∎   Expertise in strategic planning, branding and corporate leadership

Companies Other Public ∎ None Committees ∎ Management Planning and Development

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Christopher M. Connor | Director Since 2017

Background

Christopher M. Connor served as Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015 and Chairman from 2000 to 2016. He currently serves on the board of International Paper Company. Mr. Connor previously served as a Director of Eaton Corporation plc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chairman and CEO of a  Fortune 500 company

∎   Expertise in marketing, human resources, talent development, public company  executive compensation, planning and operational and financial processes

∎   Public company directorship and committee experience

Companies Other Public ∎ International Paper Company Committees ∎ Management Planning and Development, Chair

Brian C. Cornell | Director Since 2015

Background

Brian C. Cornell joined the Yum! Brands Board in 2015 and has served as Non-Executive Chairman since November 2018. Mr. Cornell is Chairperson and Chief Executive Officer of Target Corporation, a general merchandise retailer. He has held this position since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chairman and Chief  Executive Officer of a merchandise retailer

∎   Expertise in strategic planning, retail business, branding and corporate leadership

∎   Public company directorship experience and committee experience

Companies Other Public ∎ Target Corporation Committees ∎ Management Planning and Development ∎ Nominating and Governance

GOVERNANCE OF THE COMPANY

Tanya L. Domier | Director Since 2018

Background

Tanya L. Domier retired as Chief Executive Officer of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions in 2022. Prior to serving as Advantage Solutions’ CEO, Ms. Domier served as its President and Chief Operating Officer from 2010 to 2013. Ms. Domier joined Advantage Solutions in 1990 from the J.M. Smucker Company and has held a number of executive level roles in sales, marketing and promotions. Ms. Domier served as Board Chairperson of Advantage Solutions, a position she held since 2006, until April 1, 2023 and previously served as a director of Nordstrom, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience as Chief Executive Officer

∎   Expertise in strategic planning, finance, global commerce and corporate  leadership

∎   Public company directorship and committee experience

Companies Other Public ∎ None Committees ∎ Audit

David W. Gibbs | Director Since 2019

Background

David W. Gibbs is the current Chief Executive Officer of YUM. He has served in that position since January 2020. Prior to that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Operating Officer and Chief Financial Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Previously, Mr. Gibbs served as the Chief Executive Officer of the Company’s Pizza Hut Division from January 2015 until April 2016 and was its President from January 2014 through December 2014. Mr. Gibbs served as a director of Sally Beauty Holdings from March 2016 until January 2020. Mr. Gibbs has served as a director of Under Armour since September 2021.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operational and global management experience, including as Chief Executive  Officer, Chief Operating Officer and Chief Financial Officer of the Company

∎   Expertise in finance, strategic planning, global branding, franchising and corporate  leadership

∎   Public company directorship and committee experience

Companies Other Public ∎ Under Armour Committees ∎ None

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Mirian M. Graddick-Weir | Director Since 2012

Background

Mirian M. Graddick-Weir retired as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company, in November 2018. She had held that position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir has served as a director of Booking Holdings, Inc. since June 2018.

Specific Qualifications, Experience, Skills and Expertise:

∎   Management experience, including as Executive Vice President of human  resources for a pharmaceutical company

∎   Expertise in global human resources, corporate governance and public company  compensation

∎   Public company directorship and committee experience

Companies Other Public ∎ Booking Holdings, Inc. Committees ∎ Management Planning and Development ∎ Nominating and Governance, Chair

Thomas C. Nelson | Director Since 2006

Background

Thomas C. Nelson is President and Chief Executive Officer of National Gypsum Company, a building products manufacturer. He has held this position since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as a director of Atrium Health and previously served as a director for the Federal Reserve Bank of Richmond.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operational and management experience, including as President and Chief  Executive Officer of a building products manufacturer

∎   Senior government experience as Assistant to the Secretary of the United States  Defense Department and as a White House Fellow

∎   Expertise in finance, strategic planning, business development and retail business

∎   Public company directorship and committee experience

Companies Other Public ∎ None Committees ∎ Management Planning and Development ∎ Nominating and Governance

GOVERNANCE OF THE COMPANY

P. Justin Skala | Director Since 2016

Background

P.Justin Skala is the Executive Chairman of Standard Building Solutions and has held that role since his appointment in February 2023. Prior to that he was Chief Executive Officer of BMI Group, the largest manufacturer of flat and pitched roofing and waterproofing solutions throughout Europe. He served in that role beginning September 1, 2019. Prior to joining BMI Group, Mr. Skala served as Executive Vice President, Chief Growth and Strategy Officer for the Colgate-Palmolive Company, from July 2018 until July 2019. From 2016 until 2018 he served as Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability for Colgate-Palmolive Company. From 2013 to 2016 he was President of Colgate-North America and Global Sustainability for Colgate-Palmolive Company. From 2010 to 2013 he was the President of Colgate – Latin America. From 2007 to 2010, he was President of Colgate – Asia.

Specific Qualifications, Experience, Skills and Expertise:

∎   Global operating and management experience, including as Chief Executive  Officer at a large international manufacturer and as President of major divisions of  a consumer products company

∎   Expertise in branding, marketing, finance, sales, strategic planning and  international business development

Companies Other Public ∎ None Committees ∎ Audit

Annie Young-Scrivner | Director Since 2020

Background

Annie Young-Scrivner has served as the Chief Executive Officer of Wella Company, the parent of beauty brands, including Clairol and OPI, since 2020. Prior to this role, Ms. Young-Scrivner was Chief Executive Officer of Godiva Chocolatier, Inc., a manufacturer of Belgian chocolates. Prior to joining Godiva in August 2017, Ms. Young- Scrivner was Executive Vice President, Global Digital & Loyalty Development with Starbucks Corporation from 2015 until her departure in April 2017. At Starbucks, Ms. Young-Scrivner also served as President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, and President of Starbucks Canada from 2012 to 2014. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. She previously served as a director of Tiffany & Co. and Macy’s, Inc.

Specific Qualifications, Experience, Skills and Expertise:

∎   Operating and management experience, including as Chief Executive Officer of  consumer goods company

∎   Public company directorship and committee experience

Companies Other Public ∎ None Committees ∎ Audit

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2024 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Director Compensation

How are directors compensated?

Employee Directors	Employee directors do not receive additional compensation for serving on the Board of Directors.
Non-Employee Directors Annual Compensation

The annual compensation for each non-employee Director is summarized in the table below. For 2022, each non-employee Director received an annual stock grant retainer with a fair market value of $260,000. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Chairperson of the Board and Committee Chairperson Retainers

In recognition of their added duties, the Chairperson of the Board (Mr. Cornell in 2022) receives an additional $170,000 stock retainer annually and the Chairs of the Audit Committee (Mr. Alves in 2022), Management Planning and Development Committee (Mr. Connor in 2022) and the Nominating and Governance Committee (Ms. Graddick-Weir in 2022) each receive an additional $25,000, $20,000 and $20,000 annual stock retainer, respectively. These committee chairperson retainers were paid in February of 2022.

Initial Stock Grant upon Joining Board

Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Matching Gifts

To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as members of YUM’s executive team. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables below as it is not considered compensation to the directors.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board reviews each element of director compensation at least every two years.

In November 2022, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 64. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s total director compensation was below market median measured against this benchmark, that the retainer paid to our Non-Executive Chairperson is at market median and that the retainers paid to the Chairpersons of the Management Planning and Development Committee and Nominating and Governance Committee were generally consistent with market practice, while the Audit Committee chair retainer was approximately $5,000 below market median. Based on this data, the Committee recommended a $20,000 increase to the annual amount paid to the Directors, raising their retainer to $280,000 annually. The Audit Committee Chair’s retainer was also increased by $5,000 (to $30,000 annually), to better align with market practice. The retainers paid to the Non-Executive Chairperson and the chairs of the Management Planning and Development and Nominating and Governance Committees were not increased.

GOVERNANCE OF THE COMPANY

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget	–	285,000	–	10,000	295,000
Barr, Keith	–	260,000	–	10,000	270,000
Connor, Christopher	–	280,000	–	–	280,000
Cornell, Brian	–	430,000	–	–	430,000
Domier, Tanya	–	260,000	–	–	260,000
Graddick-Weir, Mirian	–	280,000	–	602	280,602
Hobart, Lauren	–	260,000	–	–	260,000
Nelson, Thomas	–	260,000	–	–	260,000
Skala, Justin	–	260,000	–	–	260,000
Stock, Elane	–	260,000	–	–	260,000
Young-Scrivner, Annie	–	260,000	–	10,000	270,000

(1) Amounts in column (c) represent the grant date fair value for annual stock retainer awards, Committee Chairperson retainer awards, and Non-Executive Chairperson awards granted to directors in 2022. Retainer awards for new directors are pro-rated for partial years of service.

(2) At December 31, 2022, the aggregate number of stock appreciation rights (“SARs”) awards outstanding for each non-employee director was:

Name	SARs
Alves, Paget	–
Barr, Keith	–
Connor, Christopher	–
Cornell, Brian	6,491
Domier, Tanya	–
Hobart, Lauren	–
Graddick-Weir, Mirian	14,622
Nelson, Thomas	14,622
Skala, Justin	4,646
Stock, Elane	10,003
Young-Scrivner, Annie	–

(3) Amounts in this column represent charitable matching gifts except for with respect to Ms. Graddick-Weir, for whom these amounts represent personal use of corporate aircraft.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Nominating and Governance Committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve the transaction. The related person transaction policies and procedures provide that certain transactions are deemed to be pre-approved, even though they exceed $100,000. Pre-approved transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that other company’s total revenues and the related person is not an executive officer of that other company.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of the Company’s common stock owned by each non-management director is a personal decision; however, the Board strongly supports the position that non-management directors should own a meaningful number of shares in the Company and expects that each non-management director will (i) own Company common shares with a value of at least five times the annual Board retainer; (ii) accumulate those shares during the first five years of the director’s service on the Board; and (iii) hold these shares at least until the director departs the Board. Each director may sell enough shares to pay taxes in connection with the receipt of his or her retainer or the exercise of stock appreciation rights and the ownership guideline will be adjusted to reflect the sale to pay taxes.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 44.

Does the Company have stock ownership guidelines for executives and senior management?

The Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 66.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees for the 2024 Annual Meeting of Shareholders must be received by us no earlier than November 9, 2023, and no later than December 9, 2023.

Director nominations to be brought before the 2024 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2024 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must have been received no later than February 18, 2024. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

Where to send director nominations for the 2024 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Corporate Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Corporate Secretary by the dates set forth above.

GOVERNANCE OF THE COMPANY

What is the Board’s leadership structure?

In November 2018, Brian C. Cornell assumed the position of Non-Executive Chairperson of the Board. Applying our Corporate Governance Principles, the Board determined that based on Mr. Cornell’s independence, it would not appoint a Lead Director when Mr. Cornell became Non-Executive Chairperson.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairperson of the Board. These Principles also provide for an independent Lead Director when the CEO is serving as Chairperson. During 2022, our CEO did not serve as Chairperson. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairperson or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below. As Non-Executive Chairperson, Mr. Cornell is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Cornell also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to performing the duties that would otherwise be performed by a Lead Director, as described below.

As CEO, Mr. Gibbs is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

∎

Board Committee Charters. The Audit, Management Planning and Development, and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at https://investors.YUM.com/governance/committee-composition-and-charters/.

∎

Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at https://investors.YUM.com/governance/governance-documents/.

∎

Ethical Guidelines. YUM’s Global Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report misconduct, ethical or accounting concerns, or other violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at https://investors.YUM.com/governance/governance-documents/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

∎

Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairperson, as applicable. Our independent directors meet in executive session at least once per year.

∎	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairperson.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

The Board currently does not have a Lead Director, and the duties of the Lead Director are fulfilled by Mr. Cornell as Non-Executive Chairperson. Since Mr. Cornell is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Cornell’s appointment as Non-Executive Chairperson.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director, when appointed, is responsible for:

(a)

Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairperson is not present, and advising the Chairperson and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairperson and the independent directors, and

(e)	Calling special meetings of the independent directors.

∎

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

∎

Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. As a part of this process, the Chairperson of the Board or the Chairperson of the Nominating and Governance Committee conduct personal interviews with each member of the Board, the results of which are summarized and discussed in an executive session. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

∎

Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

∎

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

∎

Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

GOVERNANCE OF THE COMPANY

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning, food safety and digital/information security. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee.

The Audit Committee engages in substantive discussions of enterprise risk management and processes at all of its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from the employees responsible for these functional areas, as well as receiving reports from the Chief Legal Officer and the Vice President, Internal Audit. Our Vice President, Internal Audit reports directly to the Chairperson of the Audit Committee and our Chief Financial Officer (“CFO”). Additionally, the Company has instituted an enterprise risk management process that is followed at both the parent and brand level. The Audit Committee receives an update from a business unit or brand at each regular meeting where the presenting business unit or brand provides an update on their risk register and key risk mitigation plans. The Audit Committee also receives reports at each regular meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President, Internal Audit. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting.

In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

What is the Board’s role in information security?

Information security and privacy has been and remains of the utmost importance to the Company in light of the value we place on maintaining the trust and confidence of our consumers, employees and other stakeholders. Accordingly, our Chief Information Security Officer and Chief Digital and Technology Officer advise the Audit Committee (at least four times per year) and the full Board of Directors regularly on our program for managing information security risks, including data privacy and data protection risks. We internally follow the NIST Cybersecurity Framework to assess the maturity of our cybersecurity programs. Additionally, we have in place a formal data privacy group made up of privacy professionals, operational experts and specialist legal counsel. The Audit Committee receives periodic updates on data privacy from the data privacy group in addition to the existing updates from our Chief Information Security Officer. Other aspects of our comprehensive information security program include:

∎

Information security and privacy modules included in our mandatory onboarding and annual compliance training for restaurant support center employees, as well as targeted specialized training for any employees that routinely have access to personal data;

∎	Regular testing, both by internal and external resources, of our information security defenses;

∎	Periodic phishing drills with all restaurant support center employees;

∎	Global security and privacy policies; and

∎	Table-top exercises with senior leaders covering ransomware and other third-party data security threats.

In addition, the Company maintains an information security risk insurance policy that provides coverage for data security breaches.

What is the Board’s role in the Company’s global sustainability initiatives?

The Company has an integrated, Board and executive-level governance structure to oversee its global sustainability initiatives. Oversight for environmental, social and governance issues (“ESG”) ultimately resides with the Board of Directors. The Board receives regular updates on these matters from management through the Audit, Management Planning and Development and Nominating and Governance Committees. The committees have initial board-level oversight responsibilities for ESG-related items which fall within the purview of each of their designated areas of responsibility. In early 2023, the Committees’ charters were each amended to clarify the areas of the Company’s ESG strategy and initiatives for which each committee has initial oversight responsibility. At the operational level, the Chief Corporate Affairs Officer is

YUM! BRANDS, INC.	2023 PROXY STATEMENT

responsible for overseeing the global reputation of YUM Brands and is responsible for shaping the Citizenship and Sustainability Strategy, as approved by the Board, with the Chief Sustainability Officer and Vice President of Government Affairs.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 46, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In early 2023, the Committee examined our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

∎	Our Compensation system is balanced, rewarding both short-term and long-term performance;

∎	Long-term Company performance is emphasized. The majority of incentive compensation for the top-level employees is associated with the long-term performance of the Company;

∎	Strong stock ownership guidelines in place for approximately 210 senior employees are enforced;

∎	The annual incentive and performance share plans both cap the level of performance over which no additional rewards are paid, thereby mitigating any incentive to take unreasonable risk;

∎	The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board;

∎

Compensation performance measures in our annual incentive plans are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting; measures are both apparent to shareholders and drivers of returns;

∎	The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board; and

∎	The Company has a recoupment (clawback) policy.

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (https://investors.YUM.com/governance/governance-documents/).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David Gibbs, who is not considered independent because of his employment by the Company.

GOVERNANCE OF THE COMPANY

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Barr, Connor, Nelson, Skala and Mmes. Domier, Graddick-Weir, Hobart, Stock and Young-Scrivner had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corporation, which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to Mr. Cornell or Target Corporation, and therefore determined that Mr. Cornell was independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2022, the Company received approximately $6 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $1 million in rebates in 2022. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent less than 2% of Target Corporation’s revenues. Furthermore, the licensing relationship between the Company and Target Corporation was initially entered into before Mr. Cornell joined the Board or became employed by Target Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our Chief Legal Officer, Scott A. Catlett. If any person believes that he or she should communicate with our Audit Committee Chair, Paget Alves, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting the Speak Up helpline at 1 (844) 418-4423. The Speak Up helpline is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at https://investors.yum.com/governance/governance-documents/.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development and Nominating and Governance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2022
Audit: Paget L. Alves, Chair Tanya L. Domier P. Justin Skala Annie Young-Scrivner

∎   Possesses sole authority regarding the selection and retention of independent auditors

∎   Reviews and has oversight over the Company’s internal audit function

∎   Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

∎   Reviews the independence, qualification and performance of the independent auditors

∎   Reviews the adequacy of the Company’s internal systems of accounting and financial control

∎   Reviews the annual audited financial statements and results of the audit with management and the independent auditors

∎   Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

∎   Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Global Code of Conduct and Policy on Conflicts of Interest

∎   Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 21

8

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2022
Management Planning and Development: Christopher M. Connor, Chair Keith Barr Brian C. Cornell Mirian M. Graddick-Weir Thomas C. Nelson	∎ Oversees the Company’s executive compensation plans and programs and associated risks and reviews and recommends changes to these plans and programs ∎ Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee ∎ Reviews and approves the compensation of the Chief Executive Officer and other senior executive officers ∎ Reviews management succession planning	4

GOVERNANCE OF THE COMPANY

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2022
Nominating and Governance: Mirian M. Graddick-Weir, Chair Brian C. Cornell Thomas C. Nelson	∎ Identifies and proposes to the Board suitable candidates for Board membership ∎ Advises the Board on matters of corporate governance ∎ Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles ∎ Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance ∎ Prepares and supervises the Board’s annual review of director independence	4

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

MATTERS REQUIRING SHAREHOLDER ACTION

Item 1	Election of Directors (Item 1 on the Proxy Card)

Who are this Year’s Nominees?

There are ten (10) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2024 Annual Meeting and until their respective successors are elected and qualified. Their biographies are provided above at pages 11 to 15. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company.

What is the Recommendation of the Board of Directors?

What if a Nominee is Unwilling or Unable to Serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What Vote is Required to Elect Directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

MATTERS REQUIRING SHAREHOLDER ACTION

Item 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I Voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2023. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2022, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a Representative of KPMG be Present at the Meeting?

Representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the Recommendation of the Board of Directors?

What were KPMG’s Fees for Audit and Other Services for Fiscal Years 2022 and 2021?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2022 and 2021, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2022 and 2021.

	2022	2021

Audit fees(1)	$6,797,000	$6,466,000

Audit-related fees(2)	$395,000	$541,000

Tax fees(3)	$219,000	$707,000

All other fees(4)	$0	$0

TOTAL FEES	$7,411,000	$7,714,000

(1) Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting and statutory audits.

(2) Audit-related fees include fees associated with audits of financial statements and certain employee benefit plans, agreed upon procedures and other attestations and services rendered in connection with the Company’s securities offerings including comfort letters and consents.

(3) Tax fees consist principally of fees for international tax compliance, tax audit assistance, value added tax services, and other tax advisory services.

(4)

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What is the Company’s Policy Regarding the Approval of Audit and Non-Audit Services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must subsequently be pre-approved. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at https://investors.yum.com/governance/committee-composition-and-charters/.

Item 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I Voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long- and short-term. We believe that our compensation program has attracted and retained strong leaders and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 46, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

MATTERS REQUIRING SHAREHOLDER ACTION

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2024 Annual Meeting of Shareholders.

What is the Recommendation of the Board of Directors?

Item 4	Advisory Vote on the Frequency of Votes on Executive Compensation (Item 4 on the Proxy Card)

What am I Voting on?

In accordance with SEC rules, and in addition to the advisory approval of our executive compensation program as disclosed in this proxy statement, we are seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program on an ongoing basis. Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. Our shareholders have the option of selecting a frequency of one, two or three years, or abstaining.

What is the Company’s Position Regarding this Proposal?

The Board of Directors recommends that shareholders approve continuing to hold the advisory vote on executive compensation every year. A majority of public companies hold votes every year, and this has been the Company’s practice for the past twelve years. The Board of Directors believes the annual vote has worked well and gives shareholders the opportunity to react promptly to emerging trends in compensation, provides feedback before those trends become pronounced over time, and gives the Board and the Management Planning and Development Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for ONE YEAR, TWO YEARS or THREE YEARS based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

What Vote is Required to Approve this Proposal?

The frequency of the advisory vote on executive compensation receiving the greatest number of votes—“ONE YEAR”, “TWO YEARS” or “THREE YEARS”—will be considered the frequency recommended by shareholders.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What is the Recommendation of the Board of Directors?

Item 5	Shareholder Proposal Regarding Issuance of a Report on Efforts to Reduce Plastics Use (Item 5 on the Proxy Card)

What am I Voting on?

As You Sow on behalf of Meyer Memorial Trust, has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

WHEREAS: The growing plastic pollution crisis poses increasing risks to our Company. Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they produce, a policy increasingly adopted around the globe.1

Pew Charitable Trusts released a groundbreaking study, Breaking the Plastic Wave (Pew Report), concluding that improved recycling is insufficient to stem the plastic tide-it must be coupled with reductions in use, materials redesign, and substitution. It concludes that at least one-third of plastic use can be reduced and that reduction is the most viable solution from environmental, economic, and social perspectives. Without immediate and sustained new commitments across the plastics value chain, annual flows of plastics into oceans could nearly triple by 2040.2

Governments around the world are increasingly taxing corporations for single-use packaging, including new laws in Maine, Oregon, Colorado, and California.3 The European Union has banned 10 single-use plastic products commonly found in ocean cleanups and imposed a tax on non-recycled plastic packaging waste.

YUM! Brands is part of a wasteful “to go” packaging culture, contributing to plastic pollution of land and water. Our Company does not report on the number of packaging items it distributes, but as one of the world’s largest quick-service restaurants, millions of packaging units with our brand logos enter the environment or landfills every year.

Competitor Starbucks is actively embracing reusable packaging with new global reusable container goals, including a Borrow-A-Cup program and the facilitation of reusable mugs at all stores and drive-throughs by 2023, which could reduce plastic use by thousands of tons.4

The Coca-Cola Company has committed to the largest reusable packaging goal to date, committing to selling 25% of product by volume in reusables by 2030. At least seventeen other consumer goods companies have virgin plastic reduction goals,5 and competitor McDonald’s has a goal to effectively eliminate use of virgin plastic by 2025.6 Our Company has no goal to reduce or eliminate virgin plastic, nor a commitment to expand reusable packaging beyond pilot projects.

BE IT RESOLVED: Shareholders request that the YUM! Brands Board issue a report, at reasonable expense and excluding proprietary information, describing how the Company will reduce its plastics use by shifting away from single-use packaging in alignment with the findings of the Pew Report, or other authoritative sources, to feasibly reduce ocean pollution.

1 https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf

2 Ibid.

MATTERS REQUIRING SHAREHOLDER ACTION

3 https://www.packworld.com/news/sustainability/article/22419036/four-states-enact-packaging-epr-laws

4 https://stories.starbucks.com/stories/2022/starbucks-global-environmental-and-social-impact-report-2021/

5 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/

6 https://corporate.mcdonalds.com/corpmcd/our-stories/article/renewable_packaging.html

SUPPORTING STATEMENT:

The report should, at Board discretion:

∎	Assess the reputational, financial, and operational risks associated with continuing to use substantial amounts of single-use plastic packaging while plastic pollution grows;

∎	Evaluate dramatically reducing the amount of plastic used in our packaging through transitioning to reusables; and

∎	Describe how YUM! Brands can further reduce single-use packaging, including any planned reduction strategies or goals, materials redesign, substitution, or reductions in use of virgin plastic.

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it would divert time and resources that the Company has determined would be better used to support our global citizenship and sustainability strategy and the execution of existing goals and commitments that will provide the most meaningful impact. YUM has a long history of focusing on the sustainability of its packaging as a key business initiative, evidenced by our shift to more sustainable materials, designing packaging to reduce waste and managing the impact of waste on communities and the planet.

In July 2022, YUM took a significant step forward by publishing a new harmonized packaging policy, building upon Taco Bell and KFC’s existing packaging goals. The policy provides a single aspiration for all of our brands to work towards. The policy focuses on the following:

Eliminating Unnecessary Packaging

∎	Removing Styrofoam and Expanded Polystyrene (EPS) by 2022 across all brands.

∎	Eliminating unnecessary plastics by 2025 across all brands.

∎	Reducing virgin plastic content by 10% by 2025 across all brands.

Shifting Materials

∎	Procuring 100% of paper-based packaging with fiber from responsibly managed forests and recycled sources by the end of 2022 across all brands.

∎	Moving consumer-facing plastic packaging to be reusable, recyclable or compostable by 2025 across all brands.

∎	Removing added PFAS, Phthalates and BPA from packaging by 2025 across all brands.

Supporting Better Recovery & Recycling Systems

∎	Supporting expansion of recycling and composting programs, infrastructure systems and food recovery through strategic partnerships and advocacy.

∎	Diverting 50% of back-of-house operational waste, measured by weight, generated in U.S. restaurants by 2025.

∎	Reducing food loss and waste 50% by 2030 in U.S. restaurants in accordance with the U.S. Food Loss and Waste 2030 Champions goal.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Investing in Circularity

∎	Expanding pilots across brands with focus on reusable packaging systems.

∎	Conducting assessments to better understand areas where more recycled content can be included to inform goal setting across all brands by 2023. Disclosure to show progress will begin in 2024.

∎	Testing and integrating more recoverable paper and paperboard packaging solutions.

YUM engaged with key stakeholders during the development of its new policy, including its brands, non-governmental organizations (NGOs), investors and regulators, to make sure it was comprehensive and inclusive of multiple perspectives given the complex nature of packaging opportunities at the local, national and global levels.

Some other key updates are listed below:

∎

In YUM’s most recent materiality assessment, “Packaging” was identified as one of the top material ESG topics for the Company. As such, Packaging continues to be a high priority area within our global citizenship and sustainability strategy, and one that is discussed at various levels within the organization including, but not limited to, the Board of Directors, YUM executive team, ESG Council, brand leadership teams and sustainability working groups.

∎

In 2018, YUM joined the NextGen Consortium, a multi-year consortium that addresses single-use food packaging waste globally by advancing the design, commercialization, and recovery of food packaging alternatives. YUM extended its support partnership of NextGen for another three years in 2021. As a supporting partner, YUM! continues to collaborate with other companies to help advance foodservice packaging solutions that are recoverable across global infrastructures, including exploring ways to design and commercialize reusable to-go cups.

∎

As stated in the packaging policy, YUM believes in taking a more circular approach when it comes to sustainable packaging and waste reduction. Reusable pilots in several markets will help YUM determine next steps in this area with the goal to expand further across the brands.

∎

In 2022, YUM was an active participant in the Global Plastics Treaty Dialogues, an activist-to-industry series of online summits focused on a global treaty for plastics convened by the Ocean Plastics Leadership Network (OPLN).

∎

Also in 2022, YUM become a sponsor of the Reuse Refill Action Forum, and sits on the advisory panel for the Food Service group. The Reuse and Refill Action Forum has representation across multiple sectors including industry, activism, finance, academia, government, and more, with the common goal of making productive progress on implementing and scaling reuse and refill systems.

∎

YUM also worked closely with World Wildlife Fund (WWF) to help elevate its data collection processes for plastics and packaging. YUM continues to disclose through its annual Global Citizenship and Sustainability Report and CDP (Climate, Forests and Water) reporting.

∎	Examples of progress in markets include:

∎	KFC Canada has replaced all plastic straws and bags with fiber-based alternatives and introduced a fully compostable bucket in 2021.

∎	Plastics in consumer-facing packaging have been eliminated from Pizza Hut restaurants across Taiwan and India.

∎	Taco Bell renewed its partnership with TerraCycle, an international recycling leader that collects the brand’s sauce packets and transforms them into new products.

∎	The Habit Burger Grill transitioned from plastic to-go bags to paper ones in 2022.

Additional information about YUM’s packaging and waste strategy and policy, can be found on YUM’s website at YUM.com/citizenship. The Board urges shareholders to vote AGAINST this proposal so that the Company may focus its efforts on accomplishing the strategy and goals described above, rather than using limited resources on issuing a report which is less likely to have a meaningful impact.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Recommendation of the Board of Directors?

Item 6	Shareholder Proposal Regarding Issuance of Annual Report on Lobbying (Item 6 on the Proxy Card)

What am I Voting on?

The SOC Investment Group has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Whereas, we believe in full disclosure of lobbying activities and expenditures of YUM! Brands, Inc. (“YUM”) to assess whether YUM’s lobbying is consistent with its expressed goals and shareholders interests.

Resolved, YUM shareholders request the preparation of a report, updated annually, disclosing:

1. YUM’s policy and procedures governing its own lobbying, both direct and indirect, and grassroots lobbying communications.

2. Payments by YUM used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3. Description of management’s decision-making process and the Board’s oversight of this process.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which YUM is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Corporate Governance Committee and posted on the YUM website.

Supporting Statement:

YUM does not currently report on the full extent of its lobbying efforts. We do know that YUM spent $12,610,746 from 2012-2022 on federal lobbying. The company also spent $100,000 almost exclusively to oppose AB 257 in 2022, a California law that creates a council to set minimum standards on working conditions, a law that industry groups now seek to overturn. Beyond that, there is not a complete picture of the company’s lobbying activities.

State level lobbying disclosures are uneven, incomplete or absent. For example, in Florida YUM spent anywhere between $1-$9,999 on lobbying for each of Q1-Q3 in 2022, a figure that does not provide investors with meaningful information. Additionally, from 2021-2022, YUM spent at least $90,000 on lobbying in New York State, and at least $64,000 on lobbying in New York City. Current disclosure systems require investors to search multiple databases, which may or may not hold complete data.

We are concerned that lack of disclosure could present reputational risk that could harm shareholder value from lobbying that is not aligned with the Company’s public positions. YUM claims to follow a “Recipe for Growth & Good” as the foundation for “sustainable, long-term results”. Complete reporting would shed light on how that commitment operates in practice.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it believes that the annual reports requested by the proposal would be largely duplicative of YUM’s existing reporting and is not an effective use of company resources.

The Company has a long history of industry-leading practices when it comes to lobbying disclosures that are grounded on its publicly available Political Contributions & Advocacy Policy. Key highlights include:

The Company is recognized as an industry leader in political contribution disclosure

∎

The CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranks US public companies annually on transparency in political disclosures. As a result of the highly transparent nature of the YUM! Political Contributions and U.S. Government Advocacy Policy, the Company has been ranked by the CPA-Zicklin Index as either a “First Tier” or “Trendsetter” for its transparency in political contributions and advocacy for the past four years in a row, the two highest rankings that can be awarded to companies by the index.

The Company maintains a transparent and voluntary political contributions policy that goes beyond applicable regulatory requirements

∎

In addition to adhering to all federal, state, and local laws related to lobbying, the Company also provides more detailed voluntary disclosures, as outlined in the company’s Political Contributions and U.S. Government Advocacy Policy[1]. Under this policy, political contributions and advocacy expenditures are only made with the advance approval of the Company’s Chief Government Affairs Officer, with input from legal counsel when appropriate. Any approved political contribution in excess of $150 is voluntarily disclosed on the Company’s website, and all political contributions are reported to the Nominating and Governance Committee of the Company’s Board of Directors on an annual basis.

∎

Additionally, the Company discloses on its website any non-deductible payments for political purposes to trade associations that received at least $50,000 from YUM during the calendar year. Those non-deductible amounts and trade association contributions are also reported to the Nominating and Governance Committee of the Company’s Board of Directors on an annual basis.

Company political contributions are well-regulated under federal, state, and local law

∎

The Company already submits quarterly and semi-annual reports of its federal advocacy efforts as required by the U.S. Lobbying Disclosure Act. Additionally, Federal Election Commission (“FEC”) regulations require the Company’s YUM Good Government Fund Political Action Committee (“PAC”) to file periodic reports detailing the source of the funds it receives and how they were expended, all of which are readily available for public inspection at www.fec.gov. Where permitted by state law, the PAC also contributes to state candidates and files timely disclosure reports as required by each state’s laws.

In summary, the Board views the additional disclosures requested by the proposal as unnecessary and duplicative. The Company already adheres to all federal, state, and local regulations governing the disclosure of political activities, and the company’s own voluntary policy provides even greater transparency that has been consistently recognized as industry-leading by the CPA-Zicklin Index. As such, our existing policies sufficiently address the concerns raised in this proposal and, accordingly, the Board recommends that shareholders vote AGAINST this proposal.

1 YUM! Political Contributions and U.S. Government Advocacy Policy

2 https://www.politicalaccountability.net/cpa-zicklin-index/past-cpa-zicklin-index-reports/

MATTERS REQUIRING SHAREHOLDER ACTION

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

Item 7	Shareholder Proposal Regarding Issuance of Civil Rights and Nondiscrimination Audit Report (Item 7 on the Proxy Card)

What am I Voting on?

The National Center for Public Policy Research has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Resolved: Shareholders of the Company request that the Board of Directors commission an audit analyzing the Company’s impacts on civil rights and non-discrimination, and the impacts of those issues on the Company’s business. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, public-interest litigation groups, employees and other stakeholders - of a wide spectrum of viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company’s website.

Supporting Statement:

Tremendous public attention has focused recently on workplace and employment practices. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non-discrimination means.

Concern stretches across the ideological spectrum. Some have pressured companies to adopt “Diversity, Equity & Inclusion” (DEI) programs that seek to establish “racial/social equity,” which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.1 Where adopted, such programs raise significant objection, including concern that DEI programs are themselves deeply racist, sexist and otherwise discriminatory.2

Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training and other employment and advancement programs, including Bank of America, American Express, Verizon, Pfizer, CVS, and YUM! Brands itself.3

This disagreement and controversy create massive reputational, legal and financial risk. If the Company is, in the name of equity, diversity and inclusion, committing illegal or unconscionable discrimination against employees deemed “non-diverse,” then the Company will suffer in myriad ways- all of them both unforgivable and avoidable.

In developing the audit and report, the Company should consult civil-rights and public-interest law groups but it must not compound error with bias by relying only on left-leaning organizations. Rather, it must consult groups across the spectrum of

YUM! BRANDS, INC.	2023 PROXY STATEMENT

viewpoints. This includes right-leaning civil-rights groups representing people of color, such as the Woodson Center4 and Project 21,5 and groups that defend the rights and liberties of all Americans, not merely the ones that many companies label “diverse.” All Americans have civil rights; to behave otherwise is to invite disaster.

Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too many employers have established company stances that themselves chill contributions from employees who disagree with the company’s asserted positions, and then have pretended that the employees who have been empowered by the companies’ partisan positioning represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.

1 https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361defl4a.htm#StockholderProposals8 8; https://www.sec.gov/divisions/corpfin/cf-noaction/I4a8/2021/asyousownike051421-14a8-incoming.pdf; https://www.sec.gov/divisions/corpfin/cf-noaction/ I4a8/2021/nyscrfamazon0 12521-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/dI08785ddefl4a.htm#rom10878558

2 https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-aboutworkplace-inclusion-1570875;https://nypost.corn/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/;https://www.city-journal.org/verizon-critical-race-theory-training

3 https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizoncritical- race-theory-training; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/enus/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equitychallenges/ar-AAOiSwJ;https://www.thecollegefix.com/federal-investigation-launched-into-mba-program-that-excludes-white-males/

4 https://woodsoncenter.org/

5 https://nationalcenter.org/project-21/

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it would divert time and resources that the Company has determined would be better used to support our human capital management strategy, which includes the advancement of strategic workplace and employment practices related to the implementation of our equity, inclusion and belonging initiatives, in a way that is consistent with the Company’s values and its mission to make room for all people and voices at our tables, as well as applicable law. The Company is confident that its approach will be beneficial to all stakeholders and that its efforts have not created the “overtly and implicitly discriminatory employee-training and other employment and advancement programs” that the proponent suggests may exist. In fact, the Company has taken great steps towards efforts to make the Company an employer of choice for people from all backgrounds.

YUM is focused on making room for all people and voices at our tables by taking bigger and bolder steps to ensure that we reflect the customers and communities we serve in every corner of our business. The board and management believe that this will ultimately fuel long-term growth and help build brands that people trust and champion. At YUM, our first priority is our people. To this end, the Company’s overarching principles dealing with the creation of a welcoming environment to all employees is codified in the YUM! Global Code of Conduct (“Code”). The Code, which was adopted by our Board of Directors, provides that “YUM, and its subsidiaries, are committed to ensuring our employees are treated with respect and dignity which includes a workplace that is free from discrimination, harassment, bullying, illegal substances and unsafe conditions. The Code further makes clear that the Company “recruits, hires, compensates, develops, promotes, disciplines and terminates individuals based upon merit and without regard to a person’s race, color, creed, religion, sex (including pregnancy, childbirth, and medical conditions related to pregnancy, childbirth and breastfeeding), age, mental or physical disability, protected medical condition, physical impairment, genetic information, sexual orientation, gender, gender identity, gender expression, sex stereotyping, national origin, ancestry, nationality, social or ethnic origin, military or veteran status, marital status, citizenship status, political affiliation, or other legally protected status. The Company is confident that its efforts to create a more inclusive workplace for all people are designed in a way that is entirely consistent with the ideals set forth in the Code.

MATTERS REQUIRING SHAREHOLDER ACTION

Day-to-day oversight for equity, inclusion and belonging starts with our Global Leadership Team and is managed by our global Equity, Inclusion & Belonging team, led by YUM Brands’ Chief Equity & Inclusion Officer. Building on our ongoing efforts and starting from the inside out, YUM is strengthening and implementing plans for our corporate offices and company-owned restaurants with a focus on:

∎

Creating more diverse representation among our executive and management ranks, including elevating women into leadership to achieve gender parity globally by 2030, in alignment with our partner Paradigm for Parity;

∎	In the U.S., increasing underrepresented people of color and gender diversity including Black, Hispanic/Latino, Asian-American, women and LGBTQ+ leaders and employees; and

∎

Expanding the multicultural competency of our existing corporate workforce through increased access to global “Inclusive Leadership” experiences, individual equity and inclusion commitments and engagement in our employee resource groups (ERGs).

Further, the Company is committed to accomplishing these goals in a transparent manner, highlighted by its continued disclosure initiatives in this space. Since 2019, the Company has publicly disclosed a detailed Workforce Diversity Report and, more recently, has taken the additional step of making its Form EE0-1 disclosure public. The Company acknowledges the importance of transparency in related disclosures and expects to continue making accurate reports of progress against these goals.

The Board unanimously recommends that shareholders vote AGAINST this proposal, as it would divert time and resources that the Company has determined would be better used to support our human capital management strategy, including efforts focused on the implementation of our equity, inclusion and belonging initiatives. As set forth above, the Company is confident that the implementation of this strategy has been done in a way that is consistent with the Company’s values and its mission to make room for all people and voices at our tables.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

Item 8	Shareholder Proposal Regarding Disclosure of Share Retention Policies for Named Executive Officers Through Normal Retirement Age (Item 8 on the Proxy Card)

What am I Voting on?

The New York State Common Retirement Fund has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with

YUM! BRANDS, INC.	2023 PROXY STATEMENT

federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

RESOLVED: Shareholders of YUM! Brands, Inc. (“Company”) urge the Compensation Committee of the Board of Directors (“Committee”) to disclose if, and how, it seeks to require that named executive officers retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age.

In its discretion, the Committee may wish to consider:

∎	Defining normal retirement age based on the Company’s qualified retirement plan with the largest number of participants,

∎	Adopting a share holding period requirement of at least one year after they retire or separate from the Company,[1] and

∎	Whether this supplements any other share ownership requirements that have been established for senior executives.

This policy should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement:

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives generally do not have to hold shares received from equity compensation plans after meeting targets.

We are especially concerned that in 2022 significantly more of the Company’s shareholders voted to oppose the compensation of the Companies’ named executive officers (“say-on-pay” vote) than the year before.

Our proposal seeks to better link executive compensation with long-term performance by requiring meaningful retention of shares senior executives receive from the Company’s equity compensation plans. Requiring named executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age, regardless of when the executive retires, will better align the interests of executives with the interests of shareholders and the Company.

In our opinion, the Company’s current share ownership guidelines for senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long term. We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives do not have to hold the additional shares they receive in equity compensation. We believe that requiring executives to retain a portion of all annual stock awards provides incentives to avoid short-term thinking and to promote long-term, sustainable value.

1 https://www.cii.org/files/ciicorporategovernancepolicies/20190918NewExecCompPolicies.pdf

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it is not needed on account of the effectiveness of our current ownership requirements for executives and it would not provide any additional benefit to our shareholders and could negatively impact our ability to attract and retain the best talent available.

The Board’s Management Planning and Development Committee (“Committee”) has established stock ownership guidelines for approximately 210 of our senior employees, including our executive leadership. If a covered executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2022, all executive officers subject to guidelines met or exceeded their ownership guidelines.

Requiring that our executive officers retain a “significant percentage” of shares acquired through equity compensation programs until reaching normal retirement age would place unnecessary restrictions on the Committee’s ability to design a

MATTERS REQUIRING SHAREHOLDER ACTION

compensation program that drives long-term value for the company by retaining and recruiting world class talent. In addition, such a requirement would create an unnecessary burden for our executives that is not well designed to best serve the aims of our compensation program’s goals. Our executive compensation program implements long-term vesting and performance periods (featuring objective performance measures) that are designed to drive Company performance and long term shareholder value. This design, coupled with our current ownership requirements, is most appropriate to align shareholder and executive interests over the long term.

A significant portion of our executive officers’ total compensation is performance-based and paid in a mix of an annual cash bonus and long-term incentive equity awards, which are made up of performance share units, stock appreciation rights and restricted stock units. These awards vest over three- (PSUs) and four- (SARs and RSUs) year periods from the date of grant. The Committee believes that focusing on performance-based compensation and long-term incentive awards is the best way to properly incentivize and motivate our executives to build long-term shareholder value. The Board is confident that our current compensation program design is best positioned to align our executive compensation to long-term shareholder returns and that requiring executives to hold a significant number of Company shares until retirement – without consideration of the value of their existing stock ownership – would not provide any benefit to shareholders and would be unnecessarily burdensome to our executives. In addition, the proposed policy is not consistent with current market practices among our peers and the Board is concerned that if this policy were implemented it could negatively affect our ability to retain and recruit highly talented executives.

The Board believes that our current stock ownership guidelines are effective in aligning executive and shareholder interests, as our executive officers are already required to hold significant amounts of our shares and in longer-tenured roles, greatly exceed those requirements. YUM’s current policy requires that our executive officers hold shares of our common stock at least equal to a multiple of their base salary as follows:

∎	Chief Executive Officer – seven times

∎	Chief Financial Officer and Chief Operating Officer & Chief People Officer – three times

∎	Other Named Executive Officers – three times

See the section titled “Executive Stock Ownership Guidelines” on page 66 for more information.

In addition, under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Under YUM’s policies, such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Our Board of Directors believes that our executive compensation program, including our stock ownership guidelines and other related policies, effectively create alignment of the interests of our executive officers and the creation of long-term value for shareholders, and, as result the actions called for under this proposal are not beneficial or necessary.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Item 9	Shareholder Proposal Regarding Issuance of Report on Paid Sick Leave (Item 9 on the Proxy Card)

What am I Voting on?

United Church Funds has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

WHEREAS: Nearly 28 million people working in the private sector in the U.S. have no access to earned sick time, or “paid sick leave” (PSL), for short-term health needs and preventive care.1 Working people in the United States face an impossible choice when they are sick: to stay home and risk their economic stability, or to go to work and risk their health and the public’s health.

The vast majority (62%) of the lowest earning 10% of American employees do not have access to PSL.2 48% of Latinx workers and 36% of Black workers report having no paid time away from work of any kind.3

As the COVID-19 pandemic has shown, PSL is a crucial contributor to improved public health outcomes, allowing workers exposed to illness to quarantine. One study found a 56% reduction in COVID-19 cases per state as a result of temporary federally mandated PSL,4 and others an 11-30% reduction in influenza-like illnesses from state and local mandates.5 State and local PSL mandates have been shown to reduce the rate at which employees report to work ill in low-wage industries where employers don’t tend to provide PSL, lowering disease and absence rates.6

PSL increases productivity7 and reduces turnover, which reduces hiring costs.8 This is important for lower-wage industries with high turnover. Companies across sectors, such Darden,9 Facebook,10 Home Depot, Levi’s,11 and Patagonia12 are expanding and disclosing their policies to benefit their employees and bolster their brands.13

YUM! Brands discloses that it provides 4 Weeks Vacation + Holidays.14 However, it does not publicly describe its paid sick leave policy, aside from noting the company is “expanding paid sick time” in the 2021 sustainability report.15

It is not clear if there are any PSL provisions at YUM! Brands to protect franchise employees. YUM has 53,000 restaurants (KFC, Taco Bell, Pizza Hut, Habit Burger) in 157 countries and reports that 98% of these stores are franchised.16

More transparency on the company’s policies, such as worker eligibility requirements, hours of PSL provided by worker classification, requirements for using PSL, applicability to workers of company-owned versus franchise locations, and whether PSL can be used to care for a family member who is ill, will help investors understand how the company manages this human capital management, brand maintenance, and public health issue.

Increasing transparency of YUM! Brands’ paid sick leave policy would help the company demonstrate how it is implementing its commitment to “providing safe and healthy work environments for all employees.”17

RESOLVED: Shareholders of YUM! Brands ask the company to issue a report analyzing the provision of paid sick leave among franchise employees and assessing the feasibility of inducing or incentivizing franchisees to provide some amount of paid sick leave to all employees.

1 https://www.bls.gov/news.release/pdf/ebs2.pdf

2 https://www.bls.gov/news.release/pdf/ebs2.pdf

3 https://www.bls.gov/news.release/leave.t01.htm

4 https://www.healthaffairs.org/doi/10.1377/hlthaff.2020.00863

5 https://www.nber.org/system/files/working_papers/w26832/w26832.pdf

MATTERS REQUIRING SHAREHOLDER ACTION

6 https://voxeu.org/article/pros-and-cons-sick-pay

7 https://voxeu.org/article/pros-and-cons-sick-pay

8 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5649342/

9 https://www.darden.com/careers/restaurant-careers

10 https://techcrunch.com/2017/02/07/facebook-parental-leave-bereavement-benefits/

11 https://hrexecutive.com/levis-to-offer-paid-sick-leave-to-part-time-workers/

12 https://www.patagonia.com/stories/family-business-weighing-the-business-case/story-32958.html

13 https://techcrunch.com/2017/02/07/facebook-parental-leave-bereavement-benefits/

14 https://www.yum.com/wps/portal/yumbrands/yumbrands/careers

15 https://www.yum.com/wps/wcm/connect/yumbrands/5c5d560b-8d77-4ea2-bdc0-bc9f595bdc2c/R4G-Report- 2021.pdf?MOD=AJPERES&CVID=o9EO5zQ

16 https://s2.q4cdn.com/890585342/files/doc_financials/2021/ar/2021-annual-report.pdf

17 https://s2.q4cdn.com/890585342/files/doc_governance/2022/06/Code-of-Conduct-English.pdf

Supporting Statement:

The report may include an assessment of potential avenues for the company to influence franchisees to take the requested action(s) on paid sick leave, such as financial incentives, franchise agreements, or other means.

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it would divert time and resources that the Company has determined would be better used to support our total rewards strategy for our employees. In addition, the proposal seeks for the Company to collect information about the employees of its franchisees, who independently own and operate their businesses, and for which the Company does not have consistent or complete access to franchise employment data. Our franchisees are independently responsible for the employment relationship with their employees and the Company is not involved in these matters.

For its own workforce, the Company does devote significant time and attention to attract, develop and retain the most capable talent available to drive performance and create long-term shareholder value. Part of these efforts are based on our developing a total rewards compensation package for all employees that is competitive with market practice. In addition to providing competitive offerings from a total rewards perspective, the Company also seeks to attract and retain the best talent by offering employees an inclusive workplace, with programs that support our diverse group of employees and help provide them with careers that are rewarding financially and fulfilling personally. Our Board and executive management play a leading role in overseeing our overarching human capital strategy, which includes total rewards, equity, inclusion and belonging, career development, and employee health and safety.

The emphasis placed on our total rewards program demonstrates how important our talent is to the Company’s success. Given this elevated level of importance, the Company seeks to offer competitive wages and benefits which are designed to meet our employees’ expectations and needs. Some of our benefit programs include annual bonuses, 401(k) plan, stock awards, health insurance benefits, paid time off, flexible or hybrid work schedules, family leave, parental leave, dependent care programs, employee assistance programs, tuition assistance and scholarships, depending on eligibility.

During the COVID-19 pandemic, we began providing enhanced benefits to employees, including our Company-owned restaurant employees. These enhanced benefits included paid sick leave for all employees, including part-time employees, without a minimum hours requirement. This paid sick leave benefit remains in place today. Every Company employee currently has access to at least three days of paid sick leave beginning on the first day of employment. This amount is greater in jurisdictions which require a greater minimum number of paid sick leave days to be provided. This benefit is available regardless of an employee’s scheduled hours and may be used if the employee is sick, or if they need to care for a family member in their household who is ill.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

In addition, our employees have access to various medical plan options through UMR (a subsidiary of United Healthcare). Under the UMR plans, employees and their covered dependents have access to differing suites of benefits based on their individual preferences.

The shareholder proposal seeks to have the Company provide a report regarding the provision of paid sick leave benefits by its franchisees. As mentioned above, our 1,500 franchisees independently own and operate their restaurants and are responsible for the entirety of the employment relationship with their employees. Many of our franchisees are themselves large corporations that have their own human resources departments that are developing total rewards strategies to attract and retain top talent. Like YUM, our franchisees are incentivized to offer competitive total rewards programs so that they may compete effectively for talent in geographies within which they operate. YUM does not interfere with the employment practices of our franchisees or otherwise micromanage their benefits offerings. As a result, YUM does not have readily available access to data regarding the specific paid sick leave policies of each of its franchisees. This would make collecting the data requested by the proponent both costly and time consuming, without providing a real benefit to our employees, franchisee employees or shareholders.

Further, preparing a report on how the Company could induce or incentivize franchisees to adopt a particular paid sick leave policy would require the expenditure of considerable time and money and would not be beneficial, as this ignores the fact that our franchisees are solely responsible for the employment relationship with their employees and that they are already appropriately incentivized to provide competitive benefits packages, as they need to do so in order to ensure the success of their own businesses.

In summary, the proposal would divert time and resources that the Board has determined would be better used to support our business, including its total rewards strategy.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

Who are Our Largest Shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2022 and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,707,954	(1)	8.06%

Blackrock Inc. 55 55 East 52nd Street New York, NY 10055	20,897,445	(2)	7.4%

(1) The filing indicates sole voting power for 0 shares, shared voting power for 394,636 shares, sole dispositive power of 21,550,861shares and shared dispositive power for 1,157,093 shares.

(2) The filing indicates sole voting power for 18,351,000 shares, shared voting power for 0 shares, sole dispositive power for 20,897,445 shares and shared dispositive power for 0 shares.

How Much YUM Common Stock is Owned by Our Directors and Executive Officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2022 by

∎	each of our directors,

∎	each of the executive officers named in the Summary Compensation Table on page 68, and

∎	all directors and relevant executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table (nor the Directors and executive officers as a group) holds in excess of one percent of the outstanding YUM common stock. Please see the table above setting forth information concerning beneficial ownership by holders of five percent or more of YUM’s common stock.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2022. Included are shares that could have been acquired within 60 days of December 31, 2022 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)	Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total

Paget Alves	6,309	–	–	6,309	10,796	17,105

Keith Barr	–	–	–	–	6,777	6,777

Christopher Connor	–	–	–	–	15,508	15,508

Brian C. Cornell	452	1,981	–	2,433	27,533	29,966

Tanya Domier(5)	4,957	–	–	4,957	10,264	15,221

Mirian M. Graddick-Weir	1,233	4,451	–	5,684	34,774	40,458

Thomas C. Nelson	18,612	4,451	–	23,063	72,631	95,694

Justin Skala	11,280	1,424	–	12,704	7,932	20,636

Annie Young-Scrivner	4,171	–	–	4,171	2,636	6,807

David Gibbs(5)	97,608	296,052	49,166	442,826	86,057	528,883

Christopher Turner	8,883	13,559	11,582	34,024	3,916	37,940

Tracy Skeans(5)	20,682	66,388	10,594	97,664	11,182	108,846

Mark King	11,759	10,296	8,621	30,676	2,741	33,417

Aaron Powell	4,933	234	1,043	6,210	19,475	25,685

All Directors and Executive Officers as a Group (17 persons)	221,758	554,723	89,840	866,321	347,867	1,214,188

(1) Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

∎	Ms. Skeans, 2,836

∎	all relevant executive officers as a group, 3,915 shares

(2) The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to SARs awarded under our employee or director incentive compensation plans. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3) These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program and include full value awards. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days, if so elected.

(4) The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment and (b) after 60 days.

(5) For Ms. Domier, these shares are held in a trust. For Mr. Gibbs and Ms. Skeans, 65,893 and 7,251 of these shares are held in trusts, respectively.

STOCK OWNERSHIP INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2022.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

I. Executive Summary

A. YUM 2022 Performance

The Company’s 2022 performance was strong, resulting in system sales growth of 6%, underpinned by 4% same-store sales growth and 4% unit growth. Notably, our unit growth set an industry record for the second year in a row. Each of our four global Brands contributed to the strength we saw in 2022 with positive system sales growth and net-new unit development. This diversified strength illustrates the continued health of our global system, driven by iconic Brands, strong unit economics and the unmatched operating capability of our committed, and well-capitalized franchise partners. In 2022, we opened 4,560 gross units, marking the strongest development year in YUM’s history and setting an industry record for unit development for the second year in a row, topping the previous record we set in 2021 of 4,180 gross units. This unit development over the last two years is a strong demonstration that our Brands are growing and that our franchisees are aligned with our growth strategy. Notably, these results were achieved even as the Company’s 2022 financial performance was adversely affected by the war in Ukraine and the decision to cease operations in Russia.

Additionally, the Company reached new heights in digital capabilities, leading to over $24 billion in digital sales, a meaningful increase over the prior year and a further indicator that our digital-focused consumer options continue to gain momentum. In 2022, we continued to capitalize on the structural advantages of our diversified global portfolio by leveraging our unmatched global scale, sophisticated supply chains, marketing and consumer insights expertise, and our still growing digital and technology capabilities to fuel growth and deliver consistently strong results.

EXECUTIVE COMPENSATION

As we move into 2023, we are confident that we will continue to build the world’s most loved and trusted brands while delivering lasting value for our stakeholders. To accomplish these goals, we will continue to leverage our Recipe for Good Growth, under which we will continue to focus on four key growth drivers which we rely on to guide our long-term strategy and forms the basis of the Company’s strategic plans to accelerate same-store sales growth and net-new restaurant development around the world. The Company remains focused on building the world’s most loved, trusted and fastest growing restaurant brands by:

∎	growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success;

∎	developing Unmatched Operating Capability by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences;

∎	building Relevant, Easy and Distinctive Brands by innovating and elevating iconic restaurant brands that people trust and champion; and

∎	achieving Bold Restaurant Development by driving market and franchise expansion with strong economics.

By leveraging our Recipe for Good Growth — our roadmap for social responsibility, risk management and sustainable stewardship of people, food and planet, internally and across our supply chain and franchise system — we will elevate the importance of people and continue building an equitable and inclusive culture that, in turn, helps us better serve our customers and communities in which we operate. We remain confident in our business model and in the strength of our iconic Brands as we look to further accelerate our growth in 2023.

2022 Performance Highlights1

(1) See pages 29, 33 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2022 for a discussion of Core Operating Profit in 2022. System Sales Growth excludes impact of foreign currency translation.

B. Named Executive Officers

The Company’s NEOs for 2022 were as follows:

Name	Title

David W. Gibbs	Chief Executive Officer

Chris Turner	Chief Financial Officer

Mark King	Chief Executive Officer of Taco Bell Division

Tracy L. Skeans	Chief Operating Officer and Chief People Officer

Aaron Powell	Chief Executive Officer of Pizza Hut Division

YUM! BRANDS, INC.	2023 PROXY STATEMENT

C. Compensation Philosophy

The business performance of the Company is of the utmost importance in how our executives are compensated. Our compensation program is designed to both support our long-term growth model and hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance-Based Incentives

Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

Reward performance—The majority of NEO pay is performance-based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.

Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.

Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.

D. Compensation Overview

2022 Compensation Highlights

∎	In January of 2022, the Committee made the following decisions and took the following actions:

∎

The Committee continued to set our CEO target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) at a level near the median of our Executive Peer Group (defined at page 64) for the CEO role; and

∎

The Committee set the equity mix for our NEOs’ annual long-term incentive awards at 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”) and 50% performance share units (“PSUs”). This change to our equity mix (formerly 50% SARs and 50% PSUs) was made in response to shareholder feedback, in alignment with our business strategy and compensation philosophy.

∎

In February of 2022, the Committee certified that our 2019 PSU awards paid out at 88% of target, based on the Company’s Total Shareholder Return (“TSR”) at the 50th percentile compared to the S&P 500 Consumer Discretionary Index and Earnings Per Share (“EPS”) growth of 10% CAGR, for the 2019-2021 performance cycle (see discussion of PSUs at page 55).

∎

Say on Pay. At our May 2022 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with approximately 52% of votes cast in favor of the proposal. This result led to expanded outreach efforts to shareholders to ensure that the Committee was properly apprised of any concerns shareholders had with our executive compensation program with respect to decisions made in 2021 and going forward. These efforts are described in more detail immediately below and on page 61.

∎

Shareholder Outreach. In response to the results of our annual vote on our executive compensation program at our 2022 annual meeting of shareholders, where approximately 52% of our shareholders supported our advisory vote on executive compensation, we bolstered our longstanding shareholder outreach program efforts. Committee and management team members from compensation, sustainability, investor relations and legal proactively took steps to engage with shareholders and listen to shareholders’ feedback regarding our compensation program, including the Accelerating Profitable Growth (“APG”) PSU in 2021. This engagement allowed for us to better understand our investors’ opinions on our compensation practices and to actively respond to their questions or concerns. Our outreach efforts

EXECUTIVE COMPENSATION

during 2022 served to reinforce our open-door policy for shareholder engagement. For 2022, these engagement efforts included contacting our largest 35 shareholders, representing ownership of greater than 50% of our shares and discussing our compensation program philosophy (as well as the APG PSU), with 15 of them, representing greater than 20% ownership of the Company. The feedback received during these meetings, as well as the Committee’s reaction to that feedback, is discussed further on page 61.

∎

Change in PSU Metrics. Due to the waning negative impact of the pandemic on the Committee’s ability to set targets which include operating metrics, our annual PSU grants made to our executive officers in 2022 will be earned based on 50% System Sales Growth and 50% Core Operating Profit Growth targets, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index which can increase or decrease payouts by up to 25% (but cannot result in a payout exceeding 200%).

The Committee determined this change was consistent with the Company’s overall business strategy, our compensation philosophy and market practice. PSUs are discussed in more detail on page 55.

2023 Changes to Compensation Program

∎

YUM Leaders’ Bonus ESG Focused Individual Factor. Under the YUM Leaders’ Bonus plan, each of our NEO’s individual performance factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year.

For 2022, the six performance categories considered by the Committee included: (i) Fostering Unrivaled Culture and Talent; (ii) Driving Bold Restaurant Development and Returns; (iii) Building Relevant, Easy and Distinctive Brands; (iv) Developing Unmatched Operating Capability; (v) Implementation of our Recipe for Good Growth; and (vi) Delivering on Shareholder Promises.

Beginning in 2023, our executives’ individual performance will be evaluated against a more targeted ESG-centric goal, which combines talent commitments previously captured in the Unrivaled Culture and Talent goal and certain People, Food and Planet commitments found in our Recipe for Good Growth. This intentional change is designed to drive enhanced performance against quantifiable ESG metrics and refocus and elevate the current evaluation of the implementation of our 2023 Recipe for Good Growth.

E. Relationship between Company Pay and Performance for the CEO

To focus on both the short-term and long-term success of the Company, approximately 91% of our CEO’s annual target compensation is “at-risk” pay, with the compensation paid based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target annual pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. The discussion in this section is limited to Mr. Gibbs, our CEO for 2022. Our other NEOs’ target annual compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2022 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 58 to 60 of this CD&A.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

CEO Target Pay Mix–2022

CEO Total Direct Compensation

The Committee sets the CEO’s target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) taking into account Company performance, the CEO’s performance, time in role, other job-related factors and the range of market practices of our Executive Peer Group. The Committee was highly satisfied with Company results and the exemplary leadership of Mr. Gibbs in 2021 and expected that the Company would continue to build on that momentum in 2022. In January 2022, Mr. Gibbs’ target total direct compensation was set near the median of our Executive Peer Group. For 2022, 75% of our CEO’s target total direct compensation was in the form of long-term equity incentive compensation.

EXECUTIVE COMPENSATION

(1) A measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program and the annual PSU grant in 2022. See pages 29, 33 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2022 for a discussion of Core Operating Profit in 2022.

(2) System sales growth excludes the impact of foreign currency translation and, for 2020, the impact of a 53rd week in 2019.

(3) Total shareholder return is calculated as the change in YUM share price from the beginning of the respective year until the year-end, adjusted for dividends paid.

(4) The Accelerating Profitable Growth (“APG”) PSU was only granted in 2021 and is not relevant to other years disclosed in this proxy statement.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

II. Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form
Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results	SARs, RSUs & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage	Various

A. Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B. Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Base Salary	X	Target Bonus Percentage	X	Team Performance (0 – 200%)	X	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)

Team Performance

The Committee carefully established final team performance measures, targets and weights in January 2022, following an extensive review of these items in August and November 2021, after receiving input and recommendations from management. The team performance targets were also reviewed by the Committee to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account KFC, Pizza Hut, Taco Bell and The Habit (each, a “Division”) growth strategies, historical performance, and the expected future operating environment for each Division.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures targets designed to motivate achievement of desired performance consistent with our growth commitment to shareholders.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid, absent the use of discretion by the Committee in extraordinary circumstances.

EXECUTIVE COMPENSATION

Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

The Committee may approve adjustments to Division targets or may exclude certain pre-established items from the financial results used to determine the annual bonus when doing so is consistent with the objectives and intent at the time the targets were originally set, in order to focus executives on the fundamentals of the Company’s underlying business performance. As part of the 2022 target-setting process, the Committee decided that KFC, Pizza Hut, Taco Bell, Habit and/or YUM Operating Profit Growth performance for 2022 annual incentive purposes should be measured adjusting for certain factors that were not considered indicative of underlying business performance for the year. These factors included amounts associated with Special Items (as defined in our Form 10-K at page 29) and foreign currency translation.

Detailed Breakdown of 2022 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The long-term drivers of value for YUM are profit growth, same-store sales growth and net-new unit development. Accordingly, the Committee approved these performance measures for the Company’s annual incentive plan and these measures were included at both the corporate and divisional levels. For Divisions, the team performances were weighted 75% on Division operating measures and 25% on YUM team performance.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Team Performance
NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance
Gibbs Skeans Turner	Core Operating Profit(1)	$2,321MM	$2,267MM	67	50%	34
	Growth	8.25%	5.6%
	System Same-Store Sales Growth(2)	3.75%	3.90%	105	25%	26
	System Net-New Units	3,000	3,102	120	25%	30
	Growth	5.6%	5.8%
	FINAL YUM TEAM FACTOR					90
Powell	Core Operating Profit(1)	$419MM	$405MM	60	50%	30
	Growth	8.1%	4.4%
	System Same-Store Sales Growth(2)	3.90%	0.15%	0	25%	0
	System Net-New Units	910	706	51	12.5%	6
	Growth	5.0%	3.8%
	System Gross New Units	1,390	1,584	183	12.5%	23
	Growth	7.6%	8.6%
	Total Weighted Team Performance — PH Global (75%)					59
	Total Weighted Team Performance — YUM (25%)					90
	FINAL PH TEAM FACTOR					67
King	Core Operating Profit(1)	$827MM	$852MM	173	50%	87
	Growth	9.0%	12.3%
	System Same-Store Sales Growth(2)	4.00%	7.90%	200	25%	50
	System Net-New Units	400	427	168	25%	42
	Growth	5.1%	5.5%
	Total Weighted Team Performance — TB (75%)					179
	Total Weighted Team Performance — YUM (25%)					90
	FINAL TACO BELL TEAM FACTOR					157

(1)	See pages 29, 33 and 35-36 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2022 for a discussion of Core Operating Profit in 2022.

(2)	Excludes the impact of foreign currency translation.

Individual Performance

Each NEO’s individual performance factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. Performance categories considered by the Committee include the NEO’s performance in: Fostering Unrivaled Culture and Talent; Driving Bold Restaurant Development and Returns; Building Relevant, Easy and Distinctive Brands; Developing Unmatched Operating Capability; Implementation of our Recipe for Good Growth – focusing on People, Food and Planet; and Delivering on Shareholder Promises. The Committee’s determinations with respect to the individual performance of our NEOs is set forth below from pages 58 to 60.

EXECUTIVE COMPENSATION

C. Long-Term Equity Performance- and Time-Based Incentives

We provide performance- and time-based equity awards weighted 75% and 25% respectively to our NEOs. These awards are designed to encourage long-term decision making that creates shareholder value, as well as to foster retention of executive talent. We use equity vehicles that motivate and balance the tradeoffs between short-term and long-term performance.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

∎	Prior year individual and team performance

∎	Expected contribution in future years

∎	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group

∎	Retention considerations

∎	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2022, the Committee continued to choose SARs and PSU awards, and added RSUs, because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2022, the Committee determined a target grant value for each NEO (based on time in role, performance and market practice) and the split of that value between SARs, RSUs and PSU grants. For each NEO, the target grant value was allocated 25% to SARs, 25% to RSUs and 50% to PSU grants. For each NEO, the breakdown between SARs, RSUs and PSU award values can be found under the Summary Compensation Table, page 68 at columns e and f.

Stock Appreciation Rights Awards

Under our Long Term Incentive Plan (“LTIP”), we granted our NEOs SAR awards in 2022.The Committee believes that SARs reward long-term value-creation generated from sustained results. They are, therefore, strongly linked to and based on, the performance of YUM common stock. In 2022, we granted to each of our NEOs SARs which have ten-year terms and vest over four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if our NEOs are successful in increasing the share price above the awards’ exercise price.

Restricted Stock Unit Awards

Under our LTIP, we also granted our NEOs RSU awards in 2022. Like SARs, these RSU awards vest ratably over a four-year period at 25% per-year. The Committee believes that having RSUs in the compensation mix is appropriate to incentivize and retain executives and is consistent with shareholder preferences and market practice.

Performance Share Awards

Pursuant to the Performance Share Plan under our LTIP, we granted our NEOs PSU awards in 2022. These PSU awards are earned based on performance against target metrics which include 50% System Sales Growth and 50% Core Operating Profit Growth, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index. The TSR modifier can increase or decrease earned payouts by up to 25% (but cannot result in a payout exceeding 200%). Incorporating System Sales Growth, Core Operating Profit Growth and TSR supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using certain measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 70. The Committee may, from time-to-time, grant PSU awards to eligible employees to incentivize various strategic initiatives, consistent with the terms of the LTIP.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

For the performance period covering 2022 – 2024, each NEO will earn a percentage of his or her target PSU award, with 50% of the payout based on System Sales Growth and the other 50% based on Core Operating Profit Growth targets, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index, as set forth in the table below:

50% System Sales Growth			50% Core Operating Profit Growth			TSR Relative to S&P 500 Consumer Discretionary Index
2022-2024 CAGR	Payout %		2022-2024 CAGR	Payout %		TSR Percentile Ranking	Modifier %
10%	200%		12%	200%		>79th	1.250
8.5%	150%	+	10.1%	150%	X	60th – 79th	1.125
7%	100%		8.25%	100%		40th – 59th	1.000
4%	35%		4.5%	35%		20th – 39th	0.875
<4%	0%		<4.5%	0%		<20th	0.750

Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral (“EID”) Program.

III. 2022 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which generally includes base salary, annual cash bonus, and long-term incentive awards – and an overview of their 2022 performance relative to our annual and long-term incentive performance goals. The process the Committee used to determine each officer’s 2022 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 61.

CEO Compensation

David Gibbs Chief Executive Officer

2022 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Gibbs’ goals as our Chief Executive Officer at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership, performance vs. pre-established goals including business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

EXECUTIVE COMPENSATION

The Committee determined that Mr. Gibbs’ overall performance for 2022 merited an individual factor of 140. This individual factor was combined with YUM’s earned team factor of 90 (discussed at page 52) resulting in an above target annual cash bonus. This determination was based on the Committee’s subjective assessment of Mr. Gibbs’ performance against his previously set goals which included the following items (without assigning a weight to any particular item):

∎

Driving Bold Restaurant Development and Returns – The Company opened 4,560 gross units in 2022 (including 3,102 net-new units), resulting in the strongest year of development growth in YUM’s history and a restaurant industry record – for the second consecutive year;

∎

Developing Unmatched Operating Capability – Accomplished by: Improving and maintaining supply chain continuity; using data analytics to improve customer and team member experiences; and continuing to focus on increasing the Company’s technology capability, in part by leveraging recent technology acquisitions to provide an elevated guest and team member experience;

∎

Building Relevant, Easy and Distinctive Brands – by driving increased digital sales. Lead the Company to record setting digital sales of $24 billion, an increase over a record achieved in the prior year, by leveraging significant investments in technologies and new functions focused on analytics and innovation, as well as strengthened loyalty programs;

∎

Delivering on Shareholder Promises – strong system sales growth. Company system sales growth increased 6% over the prior year, supported by 4% same-store sales growth and 4% unit growth, evidencing the health of our global system;

∎

Driving our Recipe for Good Growth – including a continued focus on the Company’s Unlocking Opportunity Initiative. Accomplished through the development of new governance and brand strategies. Since announcing the “Unlocking Opportunity Initiative” in 2020, YUM has funded more than 30 social impact programs (seven of which were launched in 2022) with the assistance of all four of our Brands. These programs are currently located in 11 countries, with numerous future projects in the planning stages for other geographic locations. Mr. Gibbs ensured program success can be properly evaluated by leading the Company to adopt a new social impact measurement system and process. In addition, he was recognized for overseeing the adoption and publication of a new global, harmonized packaging policy across all Brands, with a focus on eliminating unnecessary packaging, shifting to more sustainable materials, supporting better recovery and recycling systems and investing in circularity.

∎

Fostering Unrivaled Culture and Talent – by developing leadership. Achieved by concerted efforts to: develop and increase bench for senior management roles; leverage the Heartstyles leadership program to develop the Company’s broad-based global leadership team; and continue to expand the pool of high-potential talent and developing CEO bench through the Seat at the Table program, which offers customized development options for each participant, including quarterly virtual leadership forums.

In addition, Mr. Gibbs was also recognized by the Committee for his leadership following the war in Ukraine and the subsequent decision by the Company to cease operations in Russia and move towards divesting the Russia business.

2022 Committee Decisions

In January, Mr. Gibbs’ compensation was adjusted as follows:

∎	Base salary was increased to $1,300,000;

∎	Annual cash bonus target percentage was increased to 185% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $11,300,000;

∎	These adjustments were intended to recognize his performance, time in role, and to better align with market compensation norms.

These decisions regarding the components of the Company’s ongoing executive compensation program positioned Mr. Gibbs’ target total direct compensation slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 64) for his position.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

The graphics below illustrate Mr. Gibbs’ direct compensation:

Other NEO 2022 Total Direct Compensation

Chris Turner Chief Financial Officer

2022 Performance Summary

The Committee determined that Mr. Turner’s performance merited a 135 individual performance factor. The Committee recognized Mr. Turner’s leadership in driving an increase in Company system sales growth of 6%, supported by 4% same-store sales growth and 4% unit growth. He was also recognized for continuing efforts in leading the Company’s development initiative, which resulted in the opening of 4,560 gross units in 2022 (including 3,102 net-new units), resulting in the strongest year of development growth in YUM’s history and a restaurant industry record – for the second consecutive year. The Committee also noted Mr. Turner’s leadership in Developing Unmatched Operating Capability, in part by increasing the Company’s technology capability by leveraging recent technology acquisitions to provide an elevated guest and team member experience, resulting in enhancements of capabilities in the end-to-end customer experience, operations, and YUM’s data and analytics strategy. In addition, Mr. Turner was also recognized by the Committee for his leadership following the war in Ukraine and the subsequent decision by the Company to cease operations in Russia and move towards divesting the Russia business. Mr. Turner’s individual factor was combined with an earned team factor of 90 (discussed at page 52) to calculate his annual cash bonus.

2022 Committee Decisions

In January, Mr. Turner’s compensation was adjusted as follows:

∎	Base salary was increased to $875,000;

∎	Annual cash bonus target was increased to 115% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $2,500,000;

∎	These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

EXECUTIVE COMPENSATION

These adjustments positioned Mr. Turner’s 2022 total direct compensation at slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 64) for his position.

Mark King Chief Executive Officer, Taco Bell Division

2022 Performance Summary

The Committee determined that Mr. King’s performance merited a 145 individual performance factor. The Committee recognized Mr. King’s leadership in driving net-new unit development. In addition, the Committee recognized Mr. King’s performance in Building Relevant, Easy and Distinctive Brands – by driving increased digital sales and improved loyalty programs, which contributed to over 10% in system sales growth at Taco Bell. Mr. King was also recognized for driving Taco Bell operating profit growth of approximately 12% over the prior year. Mr. King’s individual factor was combined with an earned team factor of 157 (discussed at page 52) to calculate his annual cash bonus.

2022 Committee Decisions

In January, Mr. King’s compensation was adjusted as follows:

∎	Base salary was increased to $950,000;

∎	Annual cash bonus target increased to 115% of base salary;

∎	Grant value of annual long-term incentive equity awards remained at $1,750,000;

∎	These adjustments were intended to recognize his performance and to align with market compensation norms and internal peer equity, reflecting his years of experience as a senior executive.

These adjustments positioned Mr. King’s 2022 total direct compensation at between the 50th and 75th percentile of the Company’s Executive Peer Group (defined at page 64) for his position.

Tracy L. Skeans Chief Operating Officer and Chief People Officer

2022 Performance Summary

The Committee determined that Ms. Skeans’ performance merited a 135 individual performance factor. The Committee recognized Ms. Skeans for providing strategic leadership in the Company’s efforts to open 4,560 gross units in 2022 (including 3,102 net-new units), resulting in the strongest year of development growth in YUM’s history and a restaurant industry record – for the second consecutive year. In addition, the Committee recognized Ms. Skeans for her leadership in driving the Company to a system sales growth increase of 6%, including 4% same-store sales growth and 4% unit growth.

The Committee also commended Ms. Skeans for Fostering Unrivaled Culture and Talent by hiring and developing leaders and building a culture which promotes diversity and inclusion, via our Recipe for Good Growth and key internal and external initiatives, such as the Unlocking Opportunity Initiative and the Women’s Foodservice Forum. In addition, Ms. Skeans was also recognized by the Committee for her leadership following the war in Ukraine and the subsequent decision by the Company to cease operations in Russia and move towards divesting the Russia business. Ms. Skeans’ individual factor was combined with an earned team factor of 90 (discussed at page 52) to calculate her annual cash bonus.

2022 Committee Decisions

In January, Ms. Skeans’ compensation was adjusted as follows:

∎	Base salary was increased to $875,000;

YUM! BRANDS, INC.	2023 PROXY STATEMENT

∎	Annual cash bonus target increased to 120% of base salary;

∎	Grant value of annual long-term incentive equity awards was increased to $2,750,000;

∎	These adjustments were intended to recognize her performance and to better align with market compensation norms and internal peer equity.

These adjustments positioned Ms. Skeans’ total direct compensation at between the 50th and 75th percentile of the Company’s Executive Peer Group (defined at page 64) for her position.

Aaron Powell Chief Executive Officer, Pizza Hut Division

2022 Performance Summary

The Committee determined that Mr. Powell’s performance merited a 115 individual performance factor. The Committee recognized Mr. Powell’s leadership in driving the global restructuring efforts of the Pizza Hut Division and progress in digital and technology strategies and more positive unit development. Mr. Powell’s individual factor was combined with an earned team factor of 67 (discussed at page 52) to calculate his annual cash bonus.

2022 Committee Decisions

In January, Mr. Powell’s compensation was determined as follows:

∎	Base salary remained at $800,000;

∎	Annual cash bonus target percentage remained at 100% of base salary;

∎	Grant value of annual long-term incentive equity awards remained at $2,000,000;

∎	These decisions were made to recognize his newness in role and to appropriately reflect market compensation norms and internal peer equity.

These decisions positioned Mr. Powell’s 2022 total direct compensation at slightly above the 50th percentile of the Company’s Executive Peer Group (defined at page 64) for his position.

IV. Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new entrants in 2001. Mr. Gibbs and Ms. Skeans are active participants in the Retirement Plan.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the executive’s separation of employment from the Company. For 2022, Messrs. Turner, King and Powell were eligible for the LRP. Under the LRP, Messrs. Turner, King and Powell received an annual allocation to their accounts equal to 4% of base salary and target bonus and will receive an annual earnings credit that is equivalent to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 5.05%) on the balance. Benefits payable under these plans are described in more detail beginning on page 74.

EXECUTIVE COMPENSATION

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

The Company provides very limited number of perquisites to our NEOs. The CEO and his spouse were required to use company-owned aircraft, charter or approved commercial aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Our program provides that any costs for the CEO’s personal aircraft use of above $300,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations. We do not provide tax gross-ups on the personal use of the charter or approved commercial aircraft. For 2022, the incremental cost of Mr. Gibbs personal use of charter or commercial aircraft was $177,705. Following the onset of the pandemic in 2020, the Committee authorized the CEO to approve personal travel on Company-provided aircraft by the other NEOs, in recognition of the importance of their safety and availability throughout the pandemic. In 2022, none of the other NEOs used Company-provided aircraft for personal travel. For 2023, the CEO’s personal use allowance for Company-provided aircraft was reduced to $200,000 on account of the declining impact of the pandemic on executive security.

V. How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2022 Advisory Vote on NEO Compensation

At our 2022 Annual Meeting of Shareholders, approximately 52% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program, as disclosed in our 2022 proxy statement. In response to this result, we bolstered our longstanding shareholder outreach program efforts. Representatives from our Management Planning & Development Committee and senior management (specifically from our HR, Sustainability, Investor Relations and Legal Departments) engaged with shareholders to discuss our compensation program, including the Committee’s rationale for granting the Accelerating Profitable Growth (“APG”) PSU award in 2021. This process allowed for us to better understand our investors’ opinions on our compensation practices and to actively respond to their questions.

In furtherance of our shareholder outreach efforts and to reinforce our open-door policy, the engagement actions referenced above included:

∎	Contacting our largest 35 shareholders, representing ownership of more than 50% of our shares;

∎	Direct discussions with each of these shareholders who requested further dialogue, representing ownership of more than 20% of our shares;

∎	Dialogue with proxy advisory firms; and

∎	Presenting shareholder feedback to the Committee.

During our 2022 shareholder outreach effort, our shareholders indicated that they were largely satisfied with the design of our ongoing annual executive compensation program, including elements such as our equity mix, performance criteria and vesting and performance period duration, as well as our practice of paying annual compensation that is predominantly at-risk (over 90% for the CEO) according to our compensation philosophy and benchmarking process. However, certain shareholders did express concerns regarding the grant of the APG PSU award, a special one-time performance-based award made to a group of approximately 500 Company leaders in 2021 (including the NEOs), which was based on aggressive development targets which meaningfully exceeded prior performance and designed to advance critical strategic objectives. The Committee is focused on designing an executive compensation program that is aligned with the interests of our shareholders and greatly values all opportunities for discussion and the resulting feedback it receives from them. This is evidenced by the proactive steps the Committee and management took in 2022 to share the rationale for the APG PSU award and to listen to shareholders’ thoughts and feedback.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

The Committee appreciates the feedback it received in 2022 regarding the APG PSU award and will consider it as it makes future decisions regarding our executive compensation program, consistent with our compensation philosophy. The Committee’s decision to grant the APG PSU award was not intended to change the ongoing compensation program but was instead made to enable the Company to capitalize on an unprecedented opportunity to reignite new unit development and drive shareholder value as the impact of the pandemic began to recede. This is evidenced by the fact that the Committee did not grant any special awards to our NEOs in either of the two years since the APG PSU award (similarly, the Committee opted to not make discretionary adjustments to NEO annual bonuses or long-term incentives to account for the impact of the war in Ukraine on results). Consistent with this rationale, the Committee does not currently foresee a need for one-time awards outside of our ongoing annual compensation program, except in connection with new hires, promotions, and retention agreements where such awards are necessary. In the extraordinary circumstance where a special award may otherwise be necessary to support the Company’s critical strategic priorities that would significantly increase shareholder value, the Committee commits that the award will include a performance component based on market conditions.

In addition, based upon positive feedback the Committee received in 2022 with respect to the ongoing elements of our annual executive compensation program which are unrelated to the APG PSU award, and consistent with our compensation philosophy, the Committee has not elected to significantly revise our annual compensation program design for 2023, except for the decision to enhance the individual factor under our annual bonus plan with a new ESG-centric metric - a change supported by a significant number of our shareholders. This recalibrated goal is designed to drive enhanced performance against quantifiable ESG metrics and refocus and elevate the current evaluation of the implementation of the Company’s Recipe for Good Growth.

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2022 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

∎	Continued benchmarking of CEO compensation at near market median;

∎	Moved to two or three performance metrics under our annual PSU awards (Earnings Per Share and TSR in prior years; Core Operating Profit Growth, System Sales Growth and TSR currently); and

∎	Changed PSU award metrics to include the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index, rather than the average relative to the entire S&P 500.

∎	Beginning in 2022, changing our equity mix for NEOs to 50% PSUs, 25% SARs and 25% RSUs, to better align with business objectives, shareholder preferences and market practice.

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts going forward.

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his or her financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the target total direct compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below, but adds additional meetings when necessary in order to address important business considerations.

EXECUTIVE COMPENSATION

COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

∎	it is to act independently of management and at the direction of the Committee;

∎	its ongoing engagement will be determined by the Committee;

∎	it is to inform the Committee of relevant trends and regulatory developments;

∎	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

∎	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

∎	Meridian did not provide any services to the Company unrelated to executive compensation;

∎	Meridian has no business or personal relationship with any member of the Committee or management; and

∎	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Comparator Compensation Data

Our Committee uses an evaluation of how our NEO total target direct compensation levels compare to those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, specialty eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in many cases global reach.

Executive Peer Group

The Committee periodically reviews the peer group to ensure it reflects desired comparisons and appropriate size range. In August 2021, the Committee approved the peer group to be used for NEO pay determinations beginning in 2022 (the “Executive Peer Group”). The updates to the Executive Peer Group were made to better align the size of the peer group companies with YUM and include companies in relevant industry sectors. Many of these companies have a global reach and multiple brands. The Executive Peer Group used for 2022 pay determinations for all NEOs is comprised of the following companies:

At the time a benchmarking analysis was prepared in November 2021, the Executive Peer Group’s median annual revenues were $14.1 billion, while YUM equivalent annual revenues were estimated at $13.9 billion (calculated as described below).

For companies with significant and global franchise operations, measuring size can be complex. In 2022, the Company’s system of global restaurants delivered approximately $59 billion in system sales. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the company and include responsibilities for managing relationships with franchisees and developing and implementing global growth strategies. Specific responsibilities include managing and implementing product introductions, and product specifications and supply, management of vendors, marketing, technological innovations and implementations, payment collections, risk management, including setting and monitoring food safety standards, protection of the Company’s trademarks and other intellectual property, new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. As a result of accelerating growth in recent years, the Company’s leadership now oversees approximate 290 brand-country combinations and approximately 1,500 franchisees. To appropriately reflect this complexity in calibrating the size of our organization and underlying operating divisions during the 2021 benchmarking process, our philosophy was to add 25% of franchisee and licensee sales to the GAAP-reported Company sales to establish an appropriate revenue benchmark. The reason for this approach was twofold:

∎	Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and

∎	Scope of responsibility for a franchising organization lies between corporate-reported revenues and system-wide sales.

Peer groups of other globally prominent companies similarly include companies where the median revenue scope of those peers are materially above the reported corporate revenue. This likely reflects the same assessments of complexity and

EXECUTIVE COMPENSATION

reach and accordingly appropriate company size profiles. We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company.

Competitive Positioning and Setting Compensation

At the beginning of 2022, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and long-term incentive target. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

VI. Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do		We Don’t Do
✓	Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	✗	Employment agreements
✓	Directly link Company performance to pay outcomes	✗	Re-pricing of SARs
✓	Have executive ownership guidelines that are reviewed annually against Company guidelines	✗	Grants of SARs with exercise price less than fair market value of common stock on date of grant
✓	Have a “clawback” policy under which the Company may recoup compensation if executive’s conduct results in significant financial or reputational harm to Company	✗	Permit executives to hedge or pledge Company stock
✓	Make a substantial portion of NEO target pay “at risk”	✗	Payment of dividends or dividend equivalents on PSUs unless or until they vest
✓	Have double-trigger vesting of equity awards upon a change in control	✗	Excise tax gross-ups upon change in control
✓	Utilize an independent Compensation Consultant	✗	Excessive executive perquisites, such as country club memberships
✓	Incorporate comprehensive risk mitigation into plan design
✓	Periodically review our Executive Peer Group to align appropriately with Company size and complexity
✓	Evaluate CEO and executive succession plans
✓	Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

YUM! BRANDS, INC.	2023 PROXY STATEMENT

YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 210 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2022, all NEOs subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Gibbs	7x base salary	380,638	$48,752,115	37.5
Turner(3)	3x base salary	16,765	$2,147,261	2.5
King(3)	3x base salary	17,741	$2,272,267	2.4
Skeans	3x base salary	80,720	$10,338,618	11.8
Powell(3)	3x base salary	4,933	$631,819	0.8

(1) Calculated as of December 31, 2022 and represents shares beneficially owned outright, shares underlying vested in-the-money SARs, and all RSUs received under the Company’s EID Program.

(2) Based on YUM closing stock price of $128.08 as of December 30, 2022.

(3) Messrs. Turner, King and Powell joined the Company in 2019, 2019 and 2021, respectively, and have up to five years to reach the target levels of ownership set forth in our Ownership Guidelines.

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 79.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs and to vest in annual SARs and RSUs granted at least one year prior to retirement, and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee (most recently in 2020) for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s Equity Award Granting Practices

Historically, we have made annual SAR grants and, beginning in 2022, annual RSU grants at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise or grant price of these awards is set as the closing price on the date of grants. We ordinarily make grants at the same time other elements

EXECUTIVE COMPENSATION

of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information. All equity awards are granted under our shareholder approved LTIP.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results. These awards are currently made as RSUs which vest after three years. Historically, CEO Awards were made using SARs.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grants are less than $1,000,000 in accounting value annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs/RSUs, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy (i.e., “clawback”), the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Christopher M. Connor, Chair

Keith Barr

Brian C. Cornell

Mirian M. Graddick-Weir

Thomas C. Nelson

The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2022 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for our 2022 fiscal year, determined in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option/ SAR Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

David W. Gibbs	2022	1,284,615	—	8,938,377	2,825,012	3,030,300	367,990	225,360	16,671,654

Chief Executive Officer of YUM	2021	1,200,000	—	10,936,620	5,000,003	5,405,400	4,789,314	247,322	27,578,659
	2020	303,077	1,404,000	4,646,430	3,500,016	—	4,517,703	260,225	14,631,451

Chris Turner	2022	871,154	—	1,977,749	625,001	1,222,594	—	139,443	4,835,941

Chief Financial Officer of YUM	2021	850,000	—	3,585,851	1,125,013	2,552,550	716	124,727	8,238,857
	2020	848,077	714,000	1,075,610	1,000,015	—	404	167,796	3,805,902

Mark King	2022	946,154	—	1,384,501	437,509	2,487,076	—	111,719	5,366,959

Chief Executive Officer of Taco Bell Division	2021 2020	925,000 921,154	500,000 1,134,550	2,789,040 806,652	875,005 750,011	2,834,755 271,950	788 466	173,483 134,567	8,098,071 4,019,350

Tracy L. Skeans	2022	871,154	—	2,175,499	687,525	1,275,750	—	18,998	5,028,926

Chief Operating Officer and Chief People Officer of YUM	2021 2020	834,615 749,731	— 567,000	3,984,248 1,761,429	1,250,017 800,001	2,552,550 —	815,000 1,852,419	61,304 42,396	9,497,735 5,772,976

Aaron Powell	2022	800,000	1,000,000	1,582,250	500,006	616,400	—	205,827	4,704,483

Chief Executive Officer of Pizza Hut Division

(1) Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.

(2) Amounts in this column for 2022 represent a retention payment paid to Aaron Powell in accordance with his sign-on agreement in 2021.

(3) Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2022, 2021 and/or 2020 and Restricted Stock Units (RSUs) Granted in 2022. Further information regarding the 2022 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the February 2022 annual PSUs is 200% of target. For 2022, Mr. Gibbs’ annual PSU maximum value at grant date fair value would be $12,226,622; Mr. Turner’s’ annual PSU maximum value at grant date fair value would be $2,705,258; Ms. Skeans’ annual PSU maximum value at grant date fair value would be $2,975,756; Mr. King’s’ annual PSU maximum value at grant date fair value would be $1,893,760; and Mr. Powell’s annual PSU maximum value at grant date fair value would be $2,164,258.

(4) The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2022, 2021 and/or 2020. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2022. See the Grants of Plan-Based Awards table for details.

EXECUTIVE COMPENSATION

(5) Amounts in this column reflect the annual incentive awards earned for the 2022, 2021 and/or 2020 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2023, January 2022 and January 2021, respectively, under the YUM Leaders’ Bonus Program, which is described further in our CD&A beginning at page 52 under the heading “Annual Performance-Based Cash Bonuses”.

(6) Amounts in this column represent for Mr. Gibbs and Ms. Skeans the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). For Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Retirement Plan (“Retirement Plan”) decreased $393,697and $ 324,565, respectively, during the 2022 fiscal year. In addition, for Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Pension Equalization Plan (“PEP”) increased $761,687 and decreased $1,022,740, respectively, during the 2022 fiscal year. In accordance with SEC rules, because the aggregate change in actuarial present value of Ms. Skeans’ benefits was negative, it is not included in the table. For Messrs. Turner, King and Powell amounts in this column represent the above market earnings as established pursuant to SEC rules which have accrued to his account under the Leadership Retirement Plan (“LRP”) which is described in more detail beginning at page 76 under the heading “Nonqualified Deferred Compensation”. Messrs. Turner, King and Powell were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. See the Pension Benefits Table at page 74 for a detailed discussion of the Company’s pension benefits.

(7) Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2022.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)	Insurance premiums ($)(2)	LRP Contributions ($)(3)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Gibbs	203,905	—	17,780	—	3,675	225,360
Turner	27,280	—	5,351	102,261	4,551	139,443
King	—	—	17,117	92,327	2,275	111,719
Skeans	14,026	—	4,972	—	—	18,998
Powell	112,849	—	6,221	82,300	4,457	205,827

(1) Amounts in this column include personal use of charter and commercial aircraft, charitable matching gifts, employee recognition gifts and relocation expenses. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each NEO, except with respect to the cost of personal use of charter and commercial aircraft by Mr. Gibbs ($177,705), charitable matching gifts on behalf of Mr. Turner ($25,000), Ms. Skeans ($9,001) and Mr. Powell ($20,000), employee recognition gifts on behalf of Ms. Skeans ($1,575) and Mr. Powell ($1,722) and relocation expenses for Mr. Powell ($91,127).

(2) These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s base salary plus target bonus.

(3) For Messrs. Turner, King and Powell, this column represents the Company’s annual allocations to the LRP, an unfunded, unsecured account based retirement plan. For Mr. Turner and Mr. Powell, this column also includes a Company 401(k) matching contribution.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Grants of Plan-Based Awards

The following table provides information on SARs, RSUs, PSUs and other equity awards granted in 2022 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 68.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)(3)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(5)	Grant Date Fair Value ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gibbs	2/11/2022	0	2,405,000	7,215,000
	2/11/2022								106,044	122.07	2,825,012
	2/11/2022				–			23,143		122.07	2,825,066
	2/11/2022				–	46,285	92,570			122.07	6,113,311
Turner	2/11/2022	0	1,006,250	3,018,750	–
	2/11/2022								23,461	122.07	625,001
	2/11/2022							5,121		122.07	625,120
	2/11/2022					10,241	20,482			122.07	1,352,629
King	2/11/2022	0	1,092,500	3,277,500
	2/11/2022								16,423	122.07	437,509
	2/11/2022				–			3,585		122.07	437,621
	2/11/2022				–	7,169	14,338			122.07	946,880
Skeans	2/11/2022	0	1,050,000	3,150,000
	2/11/2022								25,808	122.07	687,525
	2/11/2022							5,633		122.07	687,620
	2/11/2022					11,265	22,530			122.07	1,487,878
Powell	2/11/2022	0	800,000	2,400,000
	2/11/2022								18,769	122.07	500,006
	2/11/2022							4,097		122.07	500,121
	2/11/2022				–	8,193	16,386			122.07	1,082,129

(1) Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the YUM Leaders’ Bonus Program based on the Company’s performance and on each executive’s individual performance during 2022. The actual amount of annual incentive compensation awards earned are shown in column (g) of the Summary Compensation Table on page 68. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 46 under the discussion of annual incentive compensation.

(2) Reflects grants of PSU awards subject to performance-based vesting conditions in 2022. The PSU awards granted February 11, 2022 vest on December 31, 2024 and PSU award payouts are weighted 50% on the achievement of specified Core Operating Profit Growth goals and 50% on the achievement of specified System Sales growth goals, with a positive or negative modifier of 25% based on relative total shareholder return (“TSR”) rankings against the S&P 500 Consumer Discretionary Index during the performance period ending on December 31, 2024. With respect to the 50% weighted on Core Operating Profit Growth measured at the end of the performance period, if Core Operating Profit Growth of 8.25% CAGR is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 10.1% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 12% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if Core Operating Profit Growth of less than 4.5% CAGR is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor. With respect to the 50% weighted on System Sales growth measured at the end of the performance period, if System Sales growth of 7% CAGR is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if System Sales growth of 8.5% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if System Sales growth of 10% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if System Sales growth of less than 4% CAGR is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor. With respect to the positive or negative 25% modifier based on a TSR percentile

EXECUTIVE COMPENSATION

ranking for the Company, modifications to payouts are determined by comparing the Company’s relative TSR ranking against the S&P 500 Consumer Discretionary Index as measured at the end of the performance period; if a greater than 79th TSR percentile ranking target is achieved, this factor would provide for 25% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics (not to exceed a total payout of 200% in any event); if TSR percentile ranking target is achieved between the 60th and 79th percentile is achieved, this factor would provide for 12.5% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics (not to exceed a total payout of 200% in any event); if TSR percentile ranking target is achieved between the 40th and 59th percentile is achieved, this factor would not impact the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics; if TSR percentile ranking target is achieved between the 20th and 39th percentile is achieved, this factor would provide for 12.5% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics; if TSR percentile ranking target below the 20th percentile is achieved, this factor would provide for 25% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales growth metrics. The terms of the annual PSU awards provide that in case of a change in control during the first year of the award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

(3) Amounts in this column reflect the number of RSUs granted to executives during the Company’s 2022 fiscal year. RSUs allow the grantee to receive the number of shares of YUM common stock that is equal to the number of RSUs granted. For each executive, grants were made on February 11, 2022. These RSU grants become vested in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each RSU grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become vested immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. Unvested RSUs of executives who die will immediately vest. If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited.

(4) Amounts in this column reflect the number of SARs granted to executives during the Company’s 2022 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, grants were made on February 11, 2022. These SAR grants become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. The SARs that vest in retirement must be exercised before the earlier of (i) the five year anniversary of the executive’s retirement or (ii) the expiration dates of the SARs (generally 10 years from the grant date). Unvested SARs of executives who die will immediately vest and may be exercised by the executive’s beneficiary before the earlier of (i) the five year anniversary of the executive’s death or (ii) the expiration dates of the SARs (generally 10 years from the grant date). If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(5) The exercise price of the SARs granted in 2022 equals the closing price of YUM common stock on their grant date.

(6) Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g), the RSUs shown in column (i) and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. The fair values of RSU awards are based on the closing price of our Common Stock on the date of grant. The fair values of PSU awards have been valued based on the outcome of a Monte Carlo simulation. For SARs, fair value of $26.64 was calculated using the Black-Scholes method on the grant date. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2022.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2022.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Gibbs	2/5/2014	*	33,718	–		$50.22	2/5/2024
	2/5/2014	*	33,932	–		$50.22	2/5/2024
	2/6/2015	*	61,968	–		$52.64	2/6/2025
	2/5/2016	*	77,878	–		$49.66	2/5/2026
	5/20/2016	*	31,838	–		$56.67	5/20/2026
	2/10/2017	*	77,465	–		$68.00	2/10/2027
	2/12/2018	*	83,842	–		$78.07	2/12/2028
	2/11/2019	*	83,983	27,995	(i)	$93.26	2/11/2029
	2/10/2020	*	94,800	94,800	(ii)	$102.87	2/10/2030
	2/8/2021	*	58,768	176,305	(iii)	$103.36	2/8/2031
	2/11/2022	*	–	106,044	(iv)	$122.07	2/11/2032
	2/5/2014	**	40,783	–		$21.30	2/5/2024
	2/5/2014	**	33,986	–		$21.30	2/5/2024
	2/6/2015	**	61,988	–		$22.32	2/6/2025
	2/5/2016	**	77,956	–		$21.06	2/5/2026
	5/20/2016	**	31,871	–		$24.03	5/20/2026
								81,182	10,397,753	257,300	32,954,984
Turner	2/10/2020	*	27,086	27,086	(ii)	$102.87	2/10/2030
	2/8/2021	*	13,223	39,669	(iii)	$103.36	2/8/2031
	2/11/2022	*	–	23,461	(iv)	$122.07	2/11/2032
								5,220	668,621	71,641	9,175,779
King	2/10/2020	*	20,314	20,315	(ii)	$102.87	2/10/2030
	2/8/2021	*	10,284	30,854	(iii)	$103.36	2/8/2031
	2/11/2022	*	–	16,423	(iv)	$122.07	2/11/2032
								3,655	468,075	54,098	6,928,872
Skeans	2/10/2017	*	22,552	–		$68.00	2/10/2027
	2/12/2018	*	26,660	–		$78.07	2/12/2028
	2/12/2018	*	51,106	–		$78.07	2/12/2028
	2/11/2019	*	34,303	12,113	(i)	$93.26	2/11/2029
	2/10/2020	*	21,668	21,669	(ii)	$102.87	2/10/2030
	2/8/2021	*	14,692	44,077	(iii)	$103.36	2/8/2031
	2/11/2022	*	–	25,808	(iv)	$122.07	2/11/2032
	2/5/2016	**	5,701	–		$21.06	2/5/2026
	2/5/2016	**	10,144	–		$21.06	2/5/2026
								10,881	1,393,663	79,369	10,165,582
Powell	2/11/2022	*	–	18,769	(iv)	$122.07	2/11/2032
								20,519	2,628,086	16,704	2,139,448

EXECUTIVE COMPENSATION

* YUM Awards

** YUM China Awards

(1) The actual vesting dates for unexercisable awards are as follows:

(i) Remainder of unexercisable award will vest on February 11, 2023.

(ii) One-half of the unexercisable award will vest on each of February 10, 2023 and 2024.

(iii) One-third of the unexercisable award will vest on each of February 8, 2023, 2024 and 2025.

(iv) One-fourth of the unexercisable award will vest on each of February 11, 2023, 2024, 2025 and 2026.

(2) For all NEOS, this column represents annual RSU grants which vest over four years. For Mr. Gibbs, it also represents an RSU grant he received in 2019 in connection with his promotion to Chief Operating Officer that is subject to five-year cliff vesting. For Ms. Skeans, it also represents a CEO Award RSU grant from 2020 that is subject to four-year cliff vesting.

(3) The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $128.08, the closing price of YUM stock on the NYSE on December 30, 2022.

(4) The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2023 and 2024 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

Option Exercises and Stock Vested

The table below shows the number of shares of YUM and YUM China common stock acquired during 2022 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Gibbs	5,692	731,175	41,364	5,297,901
Turner	–	–	16,253	2,032,319
King	–	–	16,254	1,999,497
Skeans	–	–	9,454	1,210,868
Powell	–	–	8,135	1,003,291

(1) For each of Messrs. Gibbs, Turner, King and Ms. Skeans, this amount includes PSUs that vested on December 31, 2022 with respect to the 2020-2022 performance period and were paid out in 2023. For Messrs. Turner, King and Powell, this amount includes the vested portion of their sign-on RSU grants.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Gibbs	Qualified Retirement Plan	34	1,550,019	–
	PEP	34	20,410,771	–
Turner(i)	–	–	–	–
King(i)	–	–	–	–
Skeans	Qualified Retirement Plan	22	592,196	–
	PEP	22	4,058,258	–
Powell(i)	–	–	–	–

(i) Messrs. Turner, King and Powell were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. As discussed at page 77, Messrs. Turner, King and Powell participate in LRP.

YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s monthly normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s “Final Average Earnings” is determined based on his or her highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the

EXECUTIVE COMPENSATION

Company, including amounts under the YUM Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short-term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he or she has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 and 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

The table below shows when each of the NEOs becomes eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he or she retired from the Company on December 31, 2022 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums
David W. Gibbs	January 1, 2022	$1,848,063	$24,121,521	$25,969,584
Tracy L. Skeans	February 1, 2028	$1,608,604	$9,122,422	$10,731,026

(1) The Retirement Plan

(2) PEP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2022. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

PEP retirement distributions are always paid in the form of a lump sum. Lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Present Value of Accumulated Benefits

For all plans, the present value of accumulated benefits (determined as of December 31, 2022) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID and LRP plans. These plans are unfunded, unsecured, deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual cash incentive award.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12-month investment returns, as of December 31, 2022, are shown in parentheses):

∎	YUM! Stock Fund (-6.06%*)

∎	YUM! Matching Stock Fund (-6.06%*)

∎	S&P 500 Index Fund (-18.11%)

∎	Bond Market Index Fund (-13.13%)

∎	Stable Value Fund (1.69%)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2022).

Beginning with their 2009 annual incentive award, those who are eligible for annual PSU awards are no longer eligible to participate in the Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock

* Assumes dividends are reinvested.

EXECUTIVE COMPENSATION

Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year – whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment. Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two-year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

∎	Distribution schedules cannot be accelerated (other than for a hardship)

∎	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and

–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

Leadership Retirement Plan

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Messrs. Turner, King and Powell will receive an annual earnings credit equal to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (currently 5.05%) of their account balances. The Company’s contribution (“Employer Credit”) for 2022 was equal to 4% of salary plus target bonus for Messrs. Turner, King and Powell.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

Distributions under LRP. Under the LRP, participants who became eligible to participate in the plan before January 1, 2019 and are age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Alternatively, these participants may elect to be paid in 5 or 10-year installments following the attainment of age 55. If these participants are under age 55 with a vested LRP benefit that, combined with any other deferred compensation benefits covered under Code Section 409A exceeds $20,500, they will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Participants who become eligible to participate in LRP after January 1, 2019 (including Messrs. Turner, King and Powell will receive a lump sum distribution following separation from employment.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)
Gibbs	EID	–	–	(501,600)	–	4,278,300
	Total	–	–	(501,600)	–	4,278,300
Turner	EID	–	–	–	–	–
	LRP	–	75,250	3,910	8,711	228,736
	Total	–	75,250	3,910	8,711	228,736
King	EID	–	–	–	–	–
	LRP	–	81,700	4,282	10,627	248,708
	Total	–	81,700	4,282	10,627	248,708
Skeans	EID	–	–	(54,805)	–	537,914
	Total	–	–	(54,805)	–	537,914
Powell	EID	–	–	–	–	–
	LRP	–	64,000	263	–	74,930
	Total	–	64,000	263	–	74,930

(1) Amounts in column (b) reflect deferred amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO, and deferrals of base salary into the EID Program.

(2) Amounts in column (c) reflect Company contributions for EID and LRP allocation. See footnote 6 of the Summary Compensation Table for more detail.

(3) Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. King, Turner and Powell, the earnings reflected in this column were not deemed above market earnings accruing to their accounts under the LRP. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4) All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program or LRP for 2022.

Gibbs	–
Turner	8,711
King	10,627
Skeans	–
Powell	–

EXECUTIVE COMPENSATION

(5) Amounts reflected in column (f) are the year-end balances for each executive under the EID Program and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2022 and prior years.

Gibbs	–
Turner	$239,170
King	$264,655
Skeans	–
Powell	$64,000

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2022, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2022, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 72, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2022, exercisable SARs would remain exercisable through the term of the award and unvested shares would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all SARs granted in 2019, 2020, 2021 or 2022 in the event of death. Except in the case of a change in control or death, no SARs become exercisable on an accelerated basis. In the case of an involuntary termination of employment as of December 31, 2022 following a change in control, each NEO would receive the following: Mr. Gibbs $8,360,278, Mr. Turner $1,804,450, Ms. Skeans $2,229,070, Mr. King $1,373,554 and Mr. Powell $112,802.

RSU Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2022, all unvested RSUs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2022, unvested annual RSUs would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all annual RSUs granted in 2022 in the event of death (CEO Award RSUs receive pro rata vesting in the event of death or retirement). Except in the case of a change in control or death, no RSUs become vested on an accelerated basis. In the case of an involuntary termination of employment as of December 31, 2022, each NEO would receive the following: Mr. Gibbs $10,397,753, Mr. Turner $668,621, Ms. Skeans $1,393,663, Mr. King $468,075 and Mr. Powell $2,628,086.

Executive Income Deferral Program. As described in more detail beginning at page 76, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 78 includes each NEO’s aggregate balance at December 31, 2022. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 78.

In the case of an involuntary termination of employment as of December 31, 2022, each NEO would receive the following: Mr. Gibbs $4,278,300, Mr. Turner $0, Ms. Skeans $537,914, Mr. King $0 and Mr. Powell $0. As discussed at page 76, these

YUM! BRANDS, INC.	2023 PROXY STATEMENT

amounts reflect base salary or bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 76 for discussion of investment alternatives available under the EID). Thus, these EID account balances represent deferred base salary or bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants who become eligible to participate after January 1, 2019 (including Messrs. Turner, King and Powell) will receive a lump sum distribution following separation from employment unless they elect to be paid in 5 or 10-year installments after attaining age 54. In case of termination of employment as of December 31, 2022, Mr. Turner would have received $228,736, Mr. King would have received $248,708 and Mr. Powell would have received $74,930.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired or died or been involuntarily terminated following a change in control, as of December 31, 2022, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these payouts had occurred on December 31, 2022, Messrs. Gibbs, Turner, King and Powell and Ms. Skeans would have been entitled to $15,926,839, $4,780,102, $3,683,250, $356,572 and $5,306,214, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 74 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2022. The table on page 75 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 69. If the NEOs had died on December 31, 2022, the survivors of Messrs. Gibbs, Turner, King and Powell and Ms. Skeans would have received Company-paid life insurance of $2,050,000, $1,500,000, $1,500,000, $1,500,000 and $1,500,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Gibbs, Turner, King and Powell and Ms. Skeans). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

∎

a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination;

∎	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company; and

∎	outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 46 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

EXECUTIVE COMPENSATION

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)

upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

∎

All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 46 for more detail;

∎	RSUs under the Company’s EID Program or otherwise held by the executive will automatically vest; and

∎

Pursuant to the Company’s Performance Share Plan under the LTIP, all PSU awards awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 46 for more detail.

If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2022, the following payments or other benefits would have been made or become available.

	Gibbs $	Turner $	King $	Skeans $	Powell $
Severance Payment	13,410,800	6,855,100	7,569,510	6,855,100	3,200,000
Annual Incentive	3,030,300	1,222,594	2,487,076	1,275,750	800,000
Accelerated Vesting of SARs	8,360,278	1,804,450	1,373,554	2,229,070	112,802
Accelerated Vesting of RSUs	10,397,753	668,621	468,075	1,393,663	2,628,086
Acceleration of PSU Performance/Vesting	15,926,839	4,780,102	3,683,250	5,306,214	356,572
Outplacement	25,000	25,000	25,000	25,000	25,000
TOTAL	51,150,970	15,355,868	15,606,465	17,084,797	7,122,460

CEO Pay Ratio

Each year the Company and our franchisees around the world create thousands of restaurant jobs, which are part-time, entry-level opportunities to grow careers at our KFC, Pizza Hut, Taco Bell and The Habit Burger Grill brands. As evidence of the opportunities these positions create, approximately 80% of our Company-owned Restaurant General Managers (“RGMs”) located in the U.S. have been promoted from other positions in our restaurants and such RGMs often earn competitive pay greater than the average American household income. In the United States, approximately 90% of our Company-owned restaurant employees are part-time and at least 50% have been employed by the Company for less than a year.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gibbs, our Chief Executive Officer (our “CEO”).

The employee that was used for purposes of calculating the ratio below was similarly situated to the employee (the “2020 median employee”) that was identified as the median employee for purposes of the CEO pay ratio disclosure included in the

YUM! BRANDS, INC.	2023 PROXY STATEMENT

proxy statement for our 2021 annual meeting of shareholders (the “2020 Pay Ratio Disclosure”) because there has been no change in our employee population or employee compensation arrangements since the 2020 median employee was identified that we believe would significantly impact our pay ratio disclosure. However, because the 2020 median employee is no longer an employee, as permitted by SEC rules, we substituted another employee, whose total compensation was substantially similar to the 2020 median employee’s total compensation based on the compensation measure used to select the median employee for purposes of the 2020 Pay Ratio Disclosure, as the median employee for purposes of this disclosure.

To identify the 2020 median employee, we used the December 2020 base wages or base salary information for all employees who were employed by us on December 31, 2020, excluding our CEO. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2020. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

As of December 31, 2020, our global workforce used for determining the pay ratio was approximately 38,000 employees (23,000 in the U.S. and 15,000 internationally).

After calculating employee compensation, our median employee was identified as a part-time KFC restaurant employee in the United States (for which we substituted a similarly situated employee, a part-time Taco Bell employee in the United States, for purposes this disclosure). After identifying the median employee, we calculated total annual compensation in accordance with the requirements of the Summary Compensation Table.

For 2022, the total compensation of our CEO, as reported in the Summary Compensation Table at page 68, was $16,671,654. The total compensation of our median employee was estimated to be $ $10,398. As a result, we estimate that our CEO to median employee pay ratio is 1,603:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Management Planning and Development Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” on page 46 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to SARs, RSUs and PSUs. See the “2022 Option Exercises and Stock Vested” table on page 73 for more information.
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO
NEOs along with total shareholder return, net income, and Core Operating Profit Growth performance results for 2020, 2021 and 2022.

Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2) (3)		Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs($) (2)(3)		Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Core Operating Profit Growth (8)
							Total Shareholder Return ($) (7)	Peer Group Total Shareholder Return ($) (7)
2022	16,671,654	16,099,314	(4)	4,984,077	4,629,758	(4)	134	104	1,325,000,000	6%
2021	27,578,659	45,011,805	(5)	8,305,919	13,880,647	(5)	143	166	1,575,000,000	18%
2020	14,631,451	10,894,204	(6)	4,294,455	4,270,359	(6)	110	133	904,000,000	(7)%
(1) The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2022	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Aaron Powell
2021	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Tony Lowings
2020	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Tony Lowings
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, closing price of YUM common stock on applicable year-end
dates or, in the case of vesting dates, the actual vesting price, (2) for PSU awards, the same valuation methodology as RSU awards above except year-end
and vesting date values are multiplied by the probability of achievement or actual results, as applicable, as of each such date and, for PSU awards with market-based conditions, the probability is determined based on the outcome of a Monte Carlo simulation and (3) for SARs, the fair value calculated by a Black-Scholes option-pricing model as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing YUM or YUM China common stock price on the applicable revaluation date as the current market price as of the revaluation date, and in all cases based on expected term, as determined using the simplified method, volatility, dividend rates and risk free rates determined as of the revaluation date. The simplified method was used to determine expected term as of the revaluation date as we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for awards with remaining contractual terms of less than 10 years.
(3) For the portion of “Compensation Actually Paid” that is based on year-end
stock prices, the following prices were used: for 2022: $128.08 (an 8% reduction from prior year), for 2021: $138.86 (a 28% increase from prior year), and for 2020: $108.56 (an 8% increase from prior year).

8
3

YUM! BRANDS, INC.	2023 PROXY STATEMENT

(4) 2022 “Compensation
A
ctually
P
aid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2022 Summary Compensation Table (SCT)	16,671,654	4,984,077
Less, Value of Stock & Option Awards Reported in SCT	11,763,389	2,342,510
Less, Change in Pension Value in SCT	367,990	–
Plus, Pension Service Cost and impact of Pension Plan Amendments	623,605	82,464
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	13,486,323	2,685,599
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(730,276)	(185,202)
Plus, Fair Value of Awards Granted this Year and that Vested this Year	–	–
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(1,820,613)	(594,670)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	–	–
Total Adjustments	(572,340)	(354,319)
“Compensation Actually Paid” for Fiscal Year 2022	16,099,314	4,629,758
(5) 2021 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2021 Summary Compensation Table (SCT)	27,578,659	8,305,919
Less, Value of Stock & Option Awards Reported in SCT	15,936,623	4,449,129
Less, Change in Pension Value in SCT	4,789,314	203,750
Plus, Pension Service Cost and impact of Pension Plan Amendments	1,597,763	73,389
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	28,021,727	7,768,744
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	7,360,149	2,090,847
Plus, Fair Value of Awards Granted this Year and that Vested this Year	–	–
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	1,179,444	294,627
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	–	–
Total Adjustments	17,433,146	5,574,728
“Compensation Actually Paid” for Fiscal Year 2021	45,011,805	13,880,647
(6) 2020 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the
Non-CEO
NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2020 Summary Compensation Table (SCT)	14,631,451	4,294,455
Less, Value of Stock & Option Awards Reported in SCT	8,146,446	1,963,535
Less, Change in Pension Value in SCT	4,517,703	463,105
Plus, Pension Service Cost and impact of Pension Plan Amendments	445,160	52,089
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,657,431	2,206,217
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	351,871	196,358
Plus, Fair Value of Awards Granted this Year and that Vested this Year	–	–
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(527,560)	(52,120)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	–	–
Total Adjustments	(3,737,247)	(24,096)
“Compensation Actually Paid” for Fiscal Year 2020	10,894,204	4,270,359
(7) Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Consumer Discretionary Index) as reflected in our Annual Report on the Form
10-K
for the fiscal year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019.

8
4

EXECUTIVE COMPENSATION

(8) Core Operating Profit is a
non-GAAP
measure. Core Operating Profit is determined by excluding from Operating Profit both Special Items, which the Company does not believe are indicative of our ongoing operations due to their size and/or nature, and the impacts of foreign currency translation. See pages 29, 33 and
35-36
in Item 7 of YUM’s Form
10-K
for the fiscal year ended on December 31, 2022 for a discussion of Core Operating Profit in 2022. Core Operating Profit Growth shown above for 2020 excludes the impact of a 53rd week in 2019.
Pay versus Performance Descriptive Disclosure
We chose Core Operating Profit Growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our annual bonus (50% weighting) and annual PSU Plans (50% weighting) in 2022. Over the three-year period from 2020 to 2022, our TSR was generally trending in a similar manner or exceeding the TSR for our peer group. The increase in the Company’s TSR lagged our peers in 2020 and 2021, but our 2022 TSR performance significantly outpaced that of our peers, although our “Compensation Actually Paid” to our NEOs in 2022 decreased compared to what is reported in the Summary Compensation Table. There is generally a directionally corresponding relationship between TSR and “Compensation Actually Paid” between 2020 and 2022. As TSR increased or declined, “Compensation Actually Paid” increased or decreased accordingly. Between 2020 and 2022, we see a similar directionally corresponding relationship between Net Income and “Compensation Actually Paid.” As Net Income increased or declined over the three-year period, “Compensation Actually Paid” increased or decreased accordingly. Core Operating Profit Growth is a performance measure in both our annual bonus and PSU plans and, accordingly, we observed a correlation between Core Operating Profit Growth and “Compensation Actually Paid.” However, the increase in “Compensation Actually Paid” in 2021 was driven largely by the one-time
Accelerating Profitable Growth PSU grant made to our CEO and NEOs in 2021.
Pay versus Performance Tabular List
The table below lists our most important financial performance measures used to link “Compensation Actually Paid” for our CEO and NEOs to company performance, over the year ending December 31, 2022. These measures are used to determine the annual bonus and PSU payouts for each of the CEO and the other NEOs. Core Operating Profit Growth, Same Store Sales Growth and Net New Unit Growth are key metrics under our annual bonus plan, while Core Operating Profit Growth and System Sales Growth are the primary metrics under our annual PSU plan. For more information on our annual bonus and PSUs, see the Compensation Discussion and Analysis, beginning on page 46 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Measures
Core Operating Profit Growth
System Sales Growth
Net New Unit Growth
Same Store Sales Growth
Total Shareholder Return

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YUM! BRANDS, INC.	2023 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2022, the equity compensation plans under which we may issue shares of stock to our directors, officers, current employees and former employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,438,453	(1)	86.25	(2)	23,381,126	(3)
Equity compensation plans not approved by security holders	15,973	(4)	54.25	(2)	–
TOTAL	6,454,426	(1)	86.18	(2)	23,381,126	(3)

(1) Includes 2,492,525 shares issuable in respect of RSUs, performance units and deferred units.

(2) Weighted average exercise price of outstanding Options and SARs only.

(3) Includes 11,690,563 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP Plan.

(4) Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the closing price of our stock on the date of the grant, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one-to-four-year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in 1999, and the plan as amended in 2003, 2008 and 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy then outstanding awards. No future awards will be made under the RGM Plan. The RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four-year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee (for purposes of this report, the “Committee”) are Paget L. Alves, Tanya L. Domier, P. Justin Skala and Annie Young-Scrivner. Mr. Alves serves as chair of the Committee.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective January 26, 2023. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at http://investors.yum.com/committee-composition-and-charters.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 8 times during 2022. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent

YUM! BRANDS, INC.	2023 PROXY STATEMENT

verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2022 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2022?

Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors and shareholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Paget L. Alves, Chairperson

Tanya L. Domier

P. Justin Skala

Annie Young-Scrivner

ADDITIONAL INFORMATION

Additional Information

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.computershare.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, Computershare, Inc., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 or by logging onto our Transfer Agent’s website at www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare, Inc.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

YUM! BRANDS, INC.	2023 PROXY STATEMENT

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2024 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 9, 2023. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2024 Annual Meeting no later than the date specified in our bylaws. If the 2024 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2024 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 18, 2024.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC’s Rule 14a-19, which notice must be postmarked or transmitted electronically to our principal executive offices no later than 60 calendar days prior to the anniversary date of this year’s Annual Meeting (or no later than March 19, 2024). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company.

In addition, our bylaws provide for proxy access for director nominations by shareholders (as described at page 18). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 9, 2023, and no later than December 9, 2023.

The Board is not aware of any matters that are expected to come before the 2023 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213

ADMISSION TICKET

Your Vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone, please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09879-P87247	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUM! BRANDS, INC.

The Board of Directors recommends a vote FOR Items 1, 2 and 3, ONE YEAR on Item 4 and AGAINST Items 5, 6, 7, 8 and 9.

1. Election of Directors.

Nominees:	For	Against	Abstain

1a. Paget L. Alves	☐	☐	☐

1b. Keith Barr	☐	☐	☐

1c. Christopher M. Connor	☐	☐	☐

1d. Brian C. Cornell	☐	☐	☐

1e. Tanya L. Domier	☐	☐	☐

1f. David W. Gibbs	☐	☐	☐

1g. Mirian M. Graddick-Weir	☐	☐	☐

1h. Thomas C. Nelson	☐	☐	☐

1i. P. Justin Skala	☐	☐	☐

1j. Annie Young-Scrivner	☐	☐	☐

2. Ratification of Independent Auditors.	☐	☐	☐

3. Advisory Vote on Executive Compensation.	☐	☐	☐

	One Year	Two Years	Three Years	Abstain

4. Advisory Vote on the Frequency of Votes on Executive Compensation.	☐	☐	☐	☐

		For	Against	Abstain

5. Shareholder Proposal Regarding Issuance of a Report on Efforts to Reduce Plastics Use.		☐	☐	☐

6. Shareholder Proposal Regarding Issuance of Annual Report on Lobbying.		☐	☐	☐

7. Shareholder Proposal Regarding Issuance of Civil Rights and Nondiscrimination Audit Report.		☐	☐	☐

8. Shareholder Proposal Regarding Disclosure of Share Retention Policies for Named Executive Officers Through Normal Retirement Age.		☐	☐	☐

9. Shareholder Proposal Regarding Issuance of Report on Paid Sick Leave.		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)                                                   Date

YUM! BRANDS, INC.

ANNUAL MEETING

May 18, 2023

9:00 A.M., CDT

YUM! Brands Center of Restaurant Excellence

7100 Corporate Drive

Plano, Texas 75024

ADMISSION TICKET

YUM! BRANDS, INC.’S 2023 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) ON THURSDAY, MAY 18, 2023, at the YUM! Brands Center of Restaurant Excellence, 7100 Corporate Drive, Plano, Texas 75024.

If you plan to attend the Annual Shareholders Meeting in person, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of common stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

(PLEASE DETACH PROXY CARD AT PERFORATION)

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V09880-P87247

YUM! BRANDS, INC.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott A. Catlett, Carson T. Stewart and Lawrence Derenge III, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 18, 2023 at 9:00 a.m. CDT, or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Paget L. Alves, Keith Barr, Christopher M. Connor, Brian C. Cornell, Tanya L. Domier, David W. Gibbs, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala and Annie Young-Scrivner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3, ONE YEAR ON ITEM 4 AND AGAINST ITEMS 5, 6, 7, 8 AND 9.

This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR (1) the Election of All Nominees for Director

FOR (2) the Ratification of Independent Auditors

FOR (3) the Advisory Vote on Executive Compensation

ONE YEAR on (4) the Advisory Vote on the Frequency of Votes on Executive Compensation

AGAINST (5) the Shareholder Proposal Regarding Issuance of a Report on Efforts to Reduce Plastics Use

AGAINST (6) the Shareholder Proposal Regarding Issuance of Annual Report on Lobbying

AGAINST (7) the Shareholder Proposal Regarding Issuance of Civil Rights and Nondiscrimination Audit Report

AGAINST (8) the Shareholder Proposal Regarding Disclosure of Share Retention Policies for Named Executive Officers Through Normal Retirement Age

AGAINST (9) the Shareholder Proposal Regarding Issuance of Report on Paid Sick Leave

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

(CONTINUED and To Be Signed and Dated on REVERSE SIDE)